UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐		Preliminary proxy statement
☐		Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒		Definitive Proxy Statement
☐		Definitive Additional Materials
☐		Soliciting Material Pursuant to Section 240.14a-12

NATURAL GAS SERVICES GROUP, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
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☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NATURAL GAS SERVICES GROUP, INC.
404 Veterans Airpark Lane, Suite 300
Midland, Texas 79705

Important Notice Regarding the Availability of Online Voting for the
Shareholder Meeting to be Held on Thursday, June 16, 2022

The proxy statement and annual report to shareholders are available at
www.ngsgi.com and www.proxyvote.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Thursday, June 16, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), will be held at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 on Thursday, June 16, 2022 at 8:30 a.m., Central Time, for the purpose of considering and voting upon proposals:

1	To elect one Director to serve until the Annual Meeting of Shareholders to be held in 2025, or until his successor is elected and qualified;

2	To consider an advisory vote on executive compensation of our named executive officers;

3	To approve an amendment to the 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 650,000 shares;

4	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2022; and

5	To transact such other business as may properly be presented at the meeting, or at any adjournment(s) of the meeting.

Only shareholders of record at the close of business on April 14, 2022 are entitled to notice of and to vote at the meeting and at any adjournment(s) of the meeting.  On that day, 12,561,408 shares of our common stock were outstanding and entitled to vote. A complete list of our shareholders entitled to vote at the meeting will be available for examination at our offices in Midland, Texas during ordinary business hours for a period of ten (10) days prior to the annual meeting.

Our Board of Directors recommends that you vote FOR the (i) election of the Director nominees named in this proxy statement, (ii) approval, on an advisory basis, of the compensation programs of our named executive officers, (iii) approval to increase the number of shares reserved for issuance under the 2019 Equity Incentive Plan, and (iv) the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for 2022.

We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly even if you plan to attend the meeting. Voting now will not prevent you from voting in person at the meeting if you are a shareholder of record and wish to do so.

BY ORDER OF THE BOARD OF DIRECTORS
May 18, 2022	/s/ John W. Chisholm
John W. Chisholm
Interim President, Chief Executive Officer and Director

NATURAL GAS SERVICES GROUP, INC.
 404 Veterans Airpark Lane, Suite 300
Midland, Texas 79705

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, June 16, 2022

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies from the shareholders of the Company to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 404 Veterans Airpark Lane, Suite 300, Midland Texas, 79705 on Thursday, June 16, 2022, at 8:30 a.m. Central Time and any adjournment thereof. YOUR PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. If not otherwise specified, all proxies received pursuant to this solicitation will be voted “FOR” the proposals as specified in this proxy statement and, at the discretion of the proxy holder, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. This proxy statement (including the Notice of Annual Meeting of Shareholders) and Annual Report on Form 10-K for the year ended December 31, 2021 is first being made available to shareholders beginning on or before May 25, 2022. This proxy statement, including the Notice of Annual Meeting, proxy card, and Annual Report on Form 10-K for the year ended December 31, 2021, are collectively referred to herein as the “Meeting Materials.”

Solicitation/Cost of the Meeting

Proxies are being solicited by the Company’s Board of Directors (the “Board”). The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or email by Directors, officers and employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the Meeting Materials to beneficial owners of our shares.

Principal Executive Offices

Our principal executive offices are located at 404 Veterans Airpark Lane, Suite 300, Midland, Texas, 79705.

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TABLE OF CONTENTS

Questions and Answers About the Proxy Materials and the Meeting	1

Householding of Proxy Materials	5

Proposal 1- Election of Directors	6

The Board of Directors and its Committees	9

Code of Ethics	14

Shareholder Engagement	15

Environmental, Social and Governance	16

Executive Officers	18

Executive Compensation	19

Principal Shareholders and Security Ownership of Management	42

Proposal 2 - Consideration of an Advisory Vote on Executive Compensation of our Named Executive Officers	45

Proposal 3 - Approve an Amendment to the 2019 Equity Incentive Plan to Increase the Number of Shares of Common Stock Reserved for Issuance under the Plan by 650,000 Shares	46

Report of the Audit Committee	53

Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm	55

Shareholder Proposals	56

Communications with the Board of Directors	57

Other Matters	58

2022 Proxy Card	EX-1

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE MEETING

Q:  Why am I receiving these materials?

A: Our Board is providing these proxy materials to you in connection with our 2022 Annual Meeting of Shareholders, which will take place on Thursday, June 16, 2022. As a shareholder on the Record Date for the meeting, you are invited to attend the meeting. We also encourage you to vote on the matters described in this proxy statement.

Q:  What information is contained in these materials?

A: This proxy statement includes information about the nominee for Director and the other matters to be voted on at the meeting. The proxy statement also includes information about the voting process and requirements, the compensation of our Directors and executive officers, and certain other required information.

Q: What can I vote on at the meeting?

A: There are four matters to be voted on at the meeting:

1	To elect one Director to serve until the Annual Meeting of Shareholders to be held in 2025, or until his successor is elected and qualified;

2	To consider an advisory vote on executive compensation of our named executive officers;

3	To approve the amendment to the 2019 Equity Incentive Plan to increase the number of shares reserved for issuance under the plan by 650,000;

4	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2022; and

5	To transact such other business as may properly be presented at the meeting, or at any adjournment(s) of the meeting.

Q:  How does the Board recommend that I vote on each of the matters?

A: Our Board recommends that you vote FOR the Director nominee (Proposal #1); FOR the amendment to increase the number of shares reserved for issuance under the 2019 Equity Incentive Plan by 650,000 shares (Proposal #3) and FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for 2022 (Proposal #4). With respect to Proposal #2, the Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers as set forth under the caption “Executive Compensation” of this proxy statement.

Q:  Can I receive next year’s proxy materials by email?

A: Yes. All shareholders who have active email accounts and Internet access may sign up for email delivery of shareholder materials. To sign up, go to www.proxyvote.com and click on “Electronic Enrollment.” If you have multiple registered or beneficial accounts, you need to enroll for each account. If you elect to receive proxy materials by email, we will not mail you any proxy-related materials next year. Your enrollment in the email program will remain in effect as long as your account remains active or until you cancel it.

Q:  Who is entitled to vote at our annual meeting of shareholders?

A: Holders of our outstanding common stock on April 14, 2022, are entitled to one vote per share on each of the items being voted on at the meeting. We refer to this date as the Record Date. On the Record Date, we had 12,561,408 shares of common stock outstanding.  We have no other classes of stock outstanding.

Q:  What shares can I vote?

A: You can vote all shares you owned on the Record Date. These shares include (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:  How do I vote my shares?

A: Shareholders of record may vote using one of the following four methods:
•over the Internet, which you are encouraged to do so if you have access to the Internet;
•by telephone;
•by completing, signing and returning the included proxy card, for those who requested to receive printed proxy materials in the mail; or
•by attending the Annual Meeting and voting in person.

The Notice provides instructions on how to access your proxy, which contains instructions on how to vote via the Internet or by telephone. Alternatively, you may vote by marking the proxy card you received in the mail and return it to the address set forth in the instructions contained in the proxy card. Due to timing issues in connection with mail delivery, we recommend that you vote your shares over the Internet or by telephone.

If you hold shares in street name, the organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. The shareholder of record will provide you with instructions on how to vote your shares. Internet and telephone voting will be offered to shareholders owning shares through most brokerage firms and banks. Additionally, if you would like to vote in person at the Annual Meeting, contact the brokerage firm, bank or other nominee who holds your shares to obtain a proxy from them and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy from your brokerage firm, bank or other nominee.

Q:  What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered in your name with our transfer agent, Computershare, you are the shareholder of record for those shares and are receiving Meeting Materials directly from us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of those shares. Your broker, bank or nominee is the shareholder of record and therefore has forwarded Meeting Materials to you as beneficial owner. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares.

Q:  Can I change my vote or revoke my proxy?

A: Yes. You can change your vote or revoke your proxy at any time before the final vote at the meeting. You can do this by casting a later proxy through any of the available methods described above. If you are a shareholder of record, you can also revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705. If you are a beneficial owner, you can revoke your proxy by following the instructions sent to you by your broker, bank or other nominee.

Q:  What does it mean if I get more than one set of Meeting Materials?

A: It means you hold shares registered in more than one account. Follow the instructions in each set of Meeting Materials to ensure that all of your shares are voted.

Q:  What is the quorum requirement for the meeting?

A: For a “quorum” to exist at the meeting, shareholders holding a majority of the votes entitled to be cast by the shareholders entitled to vote must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly completed proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.  Please see the next question and answer for further information about "broker non-votes."

Q:  What are broker non-votes and how are broker non-votes and abstentions counted?

A: If you are a beneficial owner and hold your shares in street name and do not provide your broker or other nominee with voting instructions, the broker, bank, or other nominee will determine if it has the discretionary authority to vote on the particular matter. The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from the customers. The ratification of independent public accountants is an example of a routine matter on which brokers may vote. Brokers may not vote their customers' shares on non-routine matters unless they have received instructions from the customers. Non-voted shares on non-routine matters are referred to as broker non-votes. The ratification of the appointment of Moss Adams LLP as our independent public accountants for 2022 (Proposal 4) is a matter considered "routine" under applicable rules. The election of a Director (Proposal 1), the advisory vote to approve the named executive officers' compensation programs (Proposal 2) and the vote to approve the increase in shares issuable under our 2019 Equity Incentive Plan (Proposal 3) are matters considered "non-routine" under applicable rules. For purposes of the election of a Director and all of the proposals set forth in this proxy statement, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Q:  What is the voting requirement to approve each of the matters?

Proposals	Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of a Director	FOR the nominee	Majority of votes cast	None	None
Advisory Vote to Approve Executive Compensation ("Say on Pay" Vote)	FOR	Majority of votes cast	None	None
Increase of Reserved Shares under the 2019 Equity Incentive Plan	FOR	Majority of votes cast	None	None
Ratification of Independent Registered Public Accounting Firm	FOR	Majority of votes cast	None	No Broker Non-Votes (Routine Matter)

We also will consider any other business that properly comes before the annual meeting.

Q:  How can I vote on each of the matters and how will the votes be counted?

A: In the election of Directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the nominee. For the (i) advisory vote on compensation of our named executive officers, (ii) approval of an amendment to the 2019 Equity Incentive Plan to increase the number of shares of Company common stock that may be issued thereunder by 650,000 shares and (iii) the ratification of the appointment of Moss Adams LLP as our independent auditors you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to these two proposals. Under Colorado law (under which the Company is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore counted as present for the purpose of determining whether a quorum is present, but they are not counted as shares cast and will therefore have no effect on the outcome of the vote.

If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of Moss Adams (Proposal 4).

Q:  Who will count the votes?

A: Broadridge, an international investor relations company, is assisting us with the voting of proxies for our meeting. Prior to the meeting, Broadridge will provide us with a tabulation of the votes cast prior to the meeting. We believe that Broadridge will use procedures that are consistent with Colorado law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. In addition, we will appoint a voting inspector at the meeting to count and tabulate any votes cast at the meeting.

Q:  Who may attend the meeting?

A: All shareholders as of the Record Date may attend. Please bring to the meeting:

•proof of ownership such as: a copy of your proxy or voting instruction card; the two-page notice regarding the internet availability of proxy materials you received in the mail; or a copy of a brokerage or bank statement showing your share ownership as of the Record Date; and
•proof of identification such as a valid driver’s license or passport.

Q:  How will voting on any other business be conducted?

A: We do not expect any matters to be presented for a vote at the meeting other than the four matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holders, Stephen C. Taylor and Micah C. Foster, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting and at any adjournment or postponement that may take place. If, for any unforeseen reason, our nominee is not available as a candidate for Director, the persons named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

Q:  May I propose actions for consideration at next year’s meeting of shareholders?

A: Yes. Please see the section entitled "Shareholder Proposals" in this proxy statement for information concerning making shareholder proposals and director nominations.

Q:  Who is paying for this proxy solicitation?

A: We will pay the cost of soliciting the proxies. In addition, our officers, Directors and employees may solicit proxies or votes in person, by telephone or by email. These people will not be paid any additional compensation for these activities. We will send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.

Q:  How can I find out the results of the voting at the Annual Meeting?

A: Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC no later than four business days after the conclusion of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K on or before the fourth business day after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

HOUSEHOLDING OF PROXY MATERIALS

In an effort to reduce printing costs and postage fees, we have adopted a practice called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in email delivery of proxy-related materials will receive only one set of our proxy statement, annual report or notice of internet availability of proxy-related materials unless one or more of these people notifies us that he or she wishes to continue to receive individual copies.

If you share an address with another shareholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s annual meeting or for any future meetings, please: (1) call our Investor Relations contact at (432) 262-2700; (2) send an email to alicia.dada@ngsgi.com; or (3) mail your request to Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705, Attn: Investor Relations. Similarly, you may also contact us through any of these methods if you receive multiple copies of the materials and would prefer to receive a single copy in the future.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three-year term. The authorized number of Directors is currently set at nine. We currently have five Directors serving on our Board.  Our Board may fill the vacancies if a qualified candidate is vetted. The following table sets forth, by class, the members of our Board of Directors as of the date of this proxy statement:

Term Expiring at the 2022 Annual Meeting	Terms Expiring at the 2023 Annual Meeting	Terms Expiring at the 2024 Annual Meeting
John W. Chisholm	Leslie A. Beyer	David L. Bradshaw
	Stephen C. Taylor	Nigel J. Jenvey

Shareholders will be electing one Director at the meeting. The Board is recommending the re-election of Mr. John W. Chisholm to the Board of Directors to serve a three-year term expiring at the annual meeting of shareholders in 2025.

The person named in our form of proxy will vote the shares represented by such proxy for the election of the nominee for Director named above unless other instructions are shown on the proxy card. If, at the time of the meeting, the nominee becomes unavailable for any reason, which is not expected, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their sole discretion, or we may reduce the size of the Board.

Biographical information and qualifications for the person nominated as a Director, and for each person whose term of office as a Director will continue after the 2022 Annual Meeting, is set forth below.

Nominee for Director for Term to Expire in 2025

John W. Chisholm

John W. Chisholm, 67, was appointed as a Director of Natural Gas Services Group in December 2006. On May 17, 2022, Mr. Chisholm was appointed Interim Chief Executive Officer of the Company in connection with the retirement of Stephen C. Taylor. Mr. Chisholm was appointed as Lead Independent Director in June 2020, although he will no longer act as Lead Independent Director while he remains Interim Chief Executive Officer. Mr. Chisholm is the founder of Wellogix, an oil and gas software company that develops software aimed at expediting the exchange of enterprise data and communication of complex engineered services. Prior to founding Wellogix, Mr. Chisholm co-founded and served as President of ProTechnics Company from 1985 until its sale to Core Laboratories in December of 1996.  Mr. Chisholm served as Senior Vice President of Global Sales and Marketing of Core Laboratories until 1998, when he started Chisholm Energy Partners, an investment fund focused on mid-size energy service companies. From 2002 to 2009, Mr. Chisholm served on the Board of Directors of Flotek Industries, Inc. ("Flotek"), and became its interim President in August 2009. Mr. Chisholm became President of Flotek in August 2010, was appointed as its Chief Executive Officer in March 2012, and served in those roles until January 2020. Flotek is a public company which files reports under the Securities Exchange Act of 1934. Mr. Chisholm is presently CEO of The John Chisholm Group. Mr. Chisholm holds a Business Administration degree from Fort Lewis College in Colorado.

Mr. Chisholm brings significant natural resources experience to our Board, in connection with his background in supplying drilling and production related products and services to the oil, gas and mining industries, and his investment fund experience with mid-size energy service companies is an invaluable resource as the Company assesses its capital and liquidity needs. In addition, Mr. Chisholm's experience as a board member and executive officer of a public company provides us with a wealth of leadership and management skills.

Required Vote for This Proposal

The election of the Director nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the nominee. The number of shares voted "for" the Director nominee must exceed the number of votes cast "against" that nominee for the nominee to be elected as a Director to serve until his term expires or until his successor has been duly elected and qualified. Abstentions and broker non-votes are not counted as votes cast in the election of directors and therefore will not have any effect on the outcome of the vote.

Pursuant to the resignation policy adopted by our Board and further described in our Corporate Governance

Guidelines, any nominee for Director who is not elected shall promptly tender his or her resignation to our Board following certification of the stockholder vote. The Environmental, Social and Governance and Personnel Development ("ESG") Committee will consider the resignation offer and recommend to our Board the action to be taken with respect to the offered resignation. In determining its recommendation, the ESG Committee shall consider all factors it deems relevant. Our Board will act on the ESG Committee's recommendation within 90 days following certification of the stockholder vote and will publicly disclose its decision with respect to the Director's resignation offer (and the reasons for rejecting the resignation offer if applicable).

Any Director who tenders his or her resignation pursuant to the resignation policy shall not participate in the ESG Committee's recommendation or Board action regarding whether to accept the resignation offer. If each member of the ESG Committee is required to tender his or her resignation pursuant to the resignation policy in the same election then the independent Directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board.

To the extent that one or more Directors' resignations are accepted, our Board, in its discretion, may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

Continuing Directors Whose Term Expires in 2023

Leslie A. Beyer

Leslie A. Beyer, 46, joined our Board in June 2020. Ms. Beyer is the Chief Executive Officer of the Energy Workforce and Technology Council (“EWTC”) formed through the merger of the Petroleum Equipment & Services Association (“PESA”) and the Association of Energy Service Companies, a position she has held since the merger in February, 2021. EWTC represents more than 600 member companies in energy services, supply, manufacturing and drilling with a focus on enabling its members to safely, profitably and sustainably produce the energy needed to meet rising demand around the world. Prior to leading EWTC, Ms. Beyer was the Chief Executive Officer of PESA. Prior to joining PESA, Ms. Beyer served as Director, Member and Board Relations for the National Association of Manufacturers from 2012 to 2014. Previously, Ms. Beyer served in leadership roles at Burson-Marsteller Public Affairs and at a boutique public relations firm for more than six years. Prior to her time in public affairs, Ms. Beyer served in media relations capacities in The White House, Executive Office of the President and on the Bush 2000 Presidential Campaign. She began her career in legislative policy roles in the U.S. Senate, U.S. Department of State and U.S. Department of Housing. Ms. Beyer holds a Bachelor of Arts in Latin American Studies and Spanish from the University of Texas at Austin.

As a strong advocate for the oilfield services and equipment sector, Ms. Beyer provides the Board with a wealth of knowledge and insight about the strategic and tactical matters impacting our business and industry. In addition, Ms. Beyer's public affairs, policy and leadership experience significantly adds to our Board's capabilities.

Stephen C. Taylor

Stephen C. Taylor, 68, was President and Chief Executive Officer of Natural Gas Services Group from January 2005 until his retirement from the positions effective May 17, 2022. He was elected as a Director of Natural Gas Services Group at the annual meeting of shareholders in June 2005. Effective January 1, 2006, Mr. Taylor was appointed Chairman of the Board and he will continue in that role notwithstanding his retirement as an officer and employee of the Company. Immediately prior to joining Natural Gas Services Group, Mr. Taylor held the position of General Manager − US Operations for Trican Production Services, Inc. from 2002 through 2004. Mr. Taylor joined Halliburton Resource Management in 1976, becoming its Vice President − Operations in 1989. Beginning in 1993, he held multiple senior level management positions with Halliburton Energy Services until 2000 when he was elected Senior Vice President/Chief Operating Officer of Enventure Global Technology, LLC, a joint-venture deep water drilling technology company owned by Halliburton Company and Shell Oil Company. Mr. Taylor elected early retirement from Halliburton Company in 2002 to join Trican Production Services, Inc. Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and a Master of Business Administration degree from the University of Texas at Austin.

Mr. Taylor’s senior management experience in the natural resources industry provides the Board and our company with significant insight into our business.  Mr. Taylor’s engineering and advanced business training uniquely qualifies him to provide leadership, technical expertise and financial acumen to our Board.

Continuing Director Whose Term Expires in 2024

David L. Bradshaw

David L. Bradshaw, 67, joined our board in December of 2011. On May 17, 2022, Mr. Bradshaw was appointed as the Lead Independent Director at the time John W. Chisholm was appointed as Interim Chief Executive Officer. Since 2005, Mr. Bradshaw has acted as a consultant in the oil and gas exploration and production sector and has overseen his investments in this area. From August 2007 through November 2009, Mr. Bradshaw served as a Director and Audit Committee Chairman for Triangle Petroleum, a publicly traded company listed on the American Stock Exchange. From November 2007 through November 2008, Mr. Bradshaw served as a Director for Comet Ridge Limited, an Australian company listed on the Australian Securities Exchange. From 1986 to 2005, Mr. Bradshaw worked for Tipperary Corporation, a U.S. public company listed on the American Stock Exchange. During his tenure at Tipperary, the company was involved in oil and gas exploration and production, and natural gas processing and transportation. He held the positions of Chief Executive Officer from 1996 to 2005, Chairman of the Board from 1997 to 2005, Chief Financial Officer from 1990 to 1996 and Chief Operating Officer from 1993 to 1996. From 1999 to 2005, Mr. Bradshaw also served as Chief Executive Officer and Chairman of Tipperary Oil & Gas (Australia) Pty Ltd, a subsidiary of Tipperary, which explored for and produced natural gas in Queensland, Australia. From 1983 to 1986, Mr. Bradshaw was an owner and officer of Bradcorp, Inc., a private exploration and production company. Prior to this, Mr. Bradshaw spent six years in public accounting serving predominantly oil and gas clients. Mr. Bradshaw graduated from Texas A&M University with a BBA in Accounting in 1976 and a MBA in 1977, and is also a Certified Public Accountant.

Mr. Bradshaw's educational and professional training and achievements as a Certified Public Accountant and MBA, along with his past experience as both a Chief Financial Officer and Chief Executive Officer of a public company involved in the natural resources industry, provides us with considerable accounting and corporate finance skills. In addition, Mr. Bradshaw's career has spanned over forty years in the oil and gas industry and as a public accountant. His executive management positions in both private and public companies bring us significant leadership, planning and management skills and background.

Nigel J. Jenvey

Nigel. J. Jenvey, 49, was appointed as a Director of Natural Gas Services Group in April 2021. Mr. Jenvey is currently Executive - Strategy & Growth Initiatives at Baker Hughes and serves as a board member for their interests in a hydrogen production technology company called Ekona Power and the Long Duration Energy Storage Council, and previously held the position of Global Head of Carbon Management at their consultancy Gaffney, Cline & Associates. Prior to joining Baker Hughes, Mr. Jenvey spent eight years at BP as the company’s head of Carbon, Capture, Use and Storage (CCUS) and carbon solutions manager. He also led similar efforts at Maersk Oil as Technical Director of carbon & climate, and served in various managerial and project leadership roles at Royal Dutch Shell, including Shell’s global Enhanced Oil Recovery (EOR) Center of Expertise and European operating business. He began his career as a petroleum engineer at Texaco in 1995 supervising offshore oil and gas production operations in the North Sea. Mr. Jenvey is an industry leader in Carbon Management and expert in CCUS having been involved in leading projects across the world since 2004. These have included providing study leadership to the National Petroleum Council, industry capability development in the Society of Petroleum Engineers, and provision of advise to various major energy companies in the US and Canada. Mr. Jenvey is the Editor of the annual Decarbonization feature in the SPE Journal of Petroleum Technology and has been a peer reviewer to the International Energy Agency. Mr. Jenvey has also provided testimony to Congress on CO2 Capture technologies. Mr. Jenvey holds a Bachelor degree (Hons.) in Mining Engineering from the University of Leeds and both a Diploma and a Master of Science degree in Petroleum Engineering from Imperial College in London.

Mr. Jenvey brings significant carbon management, sustainability and ESG experience to our Board. His experience of working with companies, investors, governments, academia, and non-governmental organizations provides us a wealth of knowledge and insight regarding the challenges and solutions that exist for the oil and gas industry, and adds to our Board’s capabilities to successfully guide the Company through these matters that are impacting our business and industry.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Natural Gas Services Group’s Board of Directors held six meetings in 2021. Each Director attended at least 75% of the total number of Board meetings held while such person was a Director.  Each Director also attended at least 75% of all of the meetings held by all committees of the Board for which he served (during the periods that he served). The Board acts from time to time by unanimous written consent in lieu of holding a meeting.

Our non-management Directors hold regularly scheduled executive sessions in which those Directors meet without management participation. Generally, our Lead Director, John W. Chisholm, presides over these sessions.

We typically schedule a Board meeting in conjunction with our annual meeting of shareholders. We expect our Directors to attend each annual meeting, absent a valid reason, such as illness or an unavoidable schedule conflict. Last year, all of the individuals then serving as Directors attended our 2021 Annual Meeting of Shareholders.

To assist it in carrying out its duties, the Board has delegated certain authority to four separately designated standing committees. These committees are described below.

Audit Committee

The primary functions of our Audit Committee include:

•assisting the Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;
•discussing with management policies with respect to risk assessment and risk management;
•hiring our independent registered public accounting firm;
•monitoring the independence and performance of our independent registered public accounting firm;
•maintaining, through regularly scheduled meetings, a line of communication between the Board, our financial management and independent registered public accounting firm; and
•overseeing compliance with our policies for conducting business, including ethical business standards.

The members of the Audit Committee are David L. Bradshaw (Chairman), Leslie A. Beyer, and Nigel J. Jenvey. Our common stock is listed for trading on the New York Stock Exchange, or “NYSE”. Under rules of the NYSE, the Audit Committee is to be comprised of three or more Directors, each of whom must be independent. Our Board has determined that all of the members of the Audit Committee are independent, as defined under the applicable NYSE rules and listing standards. In addition, our Board has determined that David L. Bradshaw is qualified as an “audit committee financial expert” as that term is defined in the rules of the United States Securities and Exchange Commission.  The Audit Committee met eight times during the last fiscal year. The audit committee has also received from, and discussed with, Moss Adams the matters required to be discussed by Public Accounting Oversight Board Auditing Standard No. 1301 (AS 1301) (Communications with Audit Committees).

Any shareholder may obtain free of charge a printed copy of our Audit Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.

Compensation Committee

The primary functions of our Compensation Committee include:

•assisting the Board in overseeing the management of our human resources;
•evaluating our Chief Executive Officer’s performance and compensation;
•formulating and administering our overall compensation principles and plans; and
•evaluating management.
The Compensation Committee’s policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of Natural Gas Services Group and its shareholders. Currently, executive compensation is comprised of salary and cash bonuses and awards of long-term incentive opportunities in the form of restricted stock or restricted stock unit awards under the 2019 Equity Incentive Plan, as well as other long-term incentives payable in cash.

The members of the Compensation Committee are Leslie A. Beyer. (Chairperson since April 2021), John W. Chisholm, and David L. Bradshaw. However, due to Mr. Chisholm's appointment as our Interim Chief Executive Officer and pursuant to NYSE rules, his membership on this committee will be suspended while he acts as our Interim Chief Executive Officer. Our Board has determined that all of the members of the Compensation Committee are independent, as defined under the applicable NYSE rules and listing standards.  During the last fiscal year there were six meetings of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are not officers or employees of our company, and there is not, nor was there during fiscal 2021, any compensation committee interlock (in other words, no executive of our company serves as a Director or on the compensation committee of a company that has one or more executives serving on our Board or our Compensation Committee).

Any shareholder may obtain free of charge a printed copy of our Compensation Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com .

Environmental, Social and Governance and Personnel Development Committee

The primary functions of our Environmental, Social and Governance ("ESG") and Personnel Development Committee include:
•overseeing the governance of the Board and its committees;
•interpreting the Governance Guidelines, the Code of Business Conduct and Ethics and other similar governance documents adopted by the Board;
•overseeing the evaluation of the Board and its committees; and
•developing, with input from executive leadership, the principles guiding our Environmental, Social and Governance efforts and monitoring our progress in meeting such principles

The members of the ESG and Governance and Personnel Development Committee are Nigel J. Jenvey (Chairman), David L. Bradshaw, and John W. Chisholm. However, due to Mr. Chisholm's appointment as our Interim Chief Executive Officer and pursuant to NYSE rules, his membership on this committee will be suspended while he acts as our Interim Chief Executive Officer. Our Board has determined that each of the ESG and Personnel Development Committee members are independent, as defined under the applicable NYSE rules and listing standards.  During the last fiscal year there were four meetings of the ESG and Personnel Development Committee.

Any shareholder may obtain free of charge a printed copy of our Environmental, Social and Governance and Personnel Development Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.

Nominating Committee

The primary functions of our Nominating Committee include:

•identifying individuals qualified to become board members, consistent with the criteria approved by the Board;
•recommending Director nominees and individuals to fill vacant positions; and
•overseeing executive development and succession and diversity efforts.
The members of the Nominating Committee are John C. Chisholm (Chairman), Leslie A. Beyer, and Nigel J. Jenvey. However, due to Mr. Chisholm's appointment as our Interim Chief Executive Officer and pursuant to NYSE rules, his membership on this committee will be suspended while he acts as our Interim Chief Executive Officer. Our Board of Directors has determined that each of the Nominating Committee members is independent as defined under the applicable NYSE rules and listing standards. During the last fiscal year there were six meetings of the Nominating Committee.

Any shareholder may obtain free of charge a printed copy of our Nominating Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.  The Committee’s goal is to nominate candidates who possess a range of experiences and backgrounds which will contribute to the board’s overall effectiveness in meeting its duties and forwarding the goals of our company.

The Board is responsible for identifying individuals qualified to become Directors, and nominees are selected by the Board. The Board takes into account many factors, including being highly qualified in terms of business experience, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business on a technical level and the industry in which it competes; and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience and backgrounds, represent stockholder interests through the exercise of sound judgment.

The Nominating Committee will consider a Director candidate recommended by a shareholder.  A candidate must be highly qualified based on the factors noted above and be both willing and expressly interested in serving on the Board.  A shareholder wishing to recommend a candidate for the Committee’s consideration must follow Securities and Exchange Commission Rule 14a-8 or our advance notice provisions contained in our Bylaws. Please see "Shareholder Proposals" on page 55 of this proxy statement for further information.

Director Independence

The Board has determined that each of the following four members of the Board is “independent” within the meaning of applicable listing standards of the NYSE and under the standards, set forth in Exhibit A to our Environmental Social and Governance and Personnel Development Charter which are consistent with the NYSE listing standards: Leslie A. Beyer, Nigel J. Jenvey and David L. Bradshaw. John W. Chisholm was independent up until May 17, 2022, when he was appointed to act as our Interim Chief Executive Officer in connection with the retirement of Stephen C. Taylor. We anticipate that Mr. Chisholm will return as an independent director of the Board upon the conclusion of his term as Interim Chief Executive Officer, subject to NYSE regulations and applicable law. The Board has made an affirmative determination that each of Directors named above satisfies these categorical standards. In making its determination, the Board examined relationships between Directors or their affiliates with us and our affiliates and determined that each such relationship, if any, did not impair the Director’s independence. A copy of Exhibit A to our Governance Charter is available at our website, www.ngsgi.com, under the heading “Investor Relations-Governance.”

Board of Directors Diversity

The Company values diversity and the benefits that a diverse workforce can bring to the Company and to the Board of Directors. Diversity can promote the inclusion of different perspectives and ideas which can lead to more robust discussion regarding strategic and governance policy alternatives and, ultimately, result in better corporate governance and decision making.

The Company seeks to maintain a Board comprised of talented and dedicated Directors with a diverse mix of expertise, experience, skills and backgrounds. The skills and backgrounds collectively represented on the Board should reflect the diverse nature of the business environment in which the Company operates. As new members of the Board are considered, diversity considerations should include - but not be limited to - business expertise, geography, age, gender and ethnicity.

The Company is committed to a merit-based system for Board composition within a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias. When assessing Board composition or identifying suitable candidates for appointment to the Board, the Company will consider candidates on merit with due consideration to the benefits of diversity and the needs of the Board. The Board and its Nominating Committee are especially cognizant of the benefits of gender and ethnic diversity and will continue to focus on important diversity metrics in future searches.

The Board’s Leadership Structure

Under our Corporate Governance Guidelines, our Chief Executive Officer also serves as our Chairman of the Board, and that person is responsible to the Board for the overall management and functioning of the company. Stephen C. Taylor serves as Chairman of the Board and served as our President and Chief Executive Officer (“CEO”) up until his retirement on May 17, 2022. The Board believed this was the most effective Board leadership structure at the time and believed that Mr. Taylor, in his role as Chairman and CEO, had the ability to execute on both our short-term and long-term strategies necessary for the challenging marketplace in which we compete. The independent Directors believed that Mr. Taylor's detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business make him the best qualified Director to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Taylor was best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board and/or Audit Committee. Notwithstanding his retirement as an officer and employee of the Company, Mr. Taylor will continue his position as Chairman of the Board.

Through May 17, 2022, each of our Directors, other than Mr. Taylor, was independent, and the Board believes that the independent Directors provide effective oversight of management. In connection with Mr. Chisholm's appointment as Interim Chief Executive Officer, under NYSE rules he will no longer be deemed independent while he acts in this capacity. The Board may subsequently decide, however, to change that leadership structure which would require a revision to our Corporate Governance Guidelines. The Board believes that it has in place safeguards to ensure that we maintain the highest standards of corporate governance and continued accountability of the CEO to the Board. These safeguards include:

•All members of the Board were independent Directors except for Mr. Taylor.
•The establishment of the Lead Director position, described below, which assumes the role of ensuring fair, open and independent discussions and decisions amongst the Board. John W. Chisholm served as Lead Director until he was appointed as our Interim Chief Executive Officer. David Bradshaw will serve as our Lead Director during this transition period.
•Each of the Board’s standing committees, including the Audit, Compensation, ESG and Nominating Committees, are comprised of and chaired solely by non-employee Directors who meet the independence requirements under the NYSE listing standards and other governing laws and regulations. As noted above, these committees meet frequently.
•Review and determination of Mr. Taylor’s compensation and performance remains within the purview of the Compensation Committee.
•The independent Directors continue to meet in executive sessions without management present to discuss the effectiveness of the company’s management, the quality of the Board meetings and any other issues and concerns.
Lead Director

To promote the independence of the Board and appropriate oversight of management and to demonstrate our commitment to strong corporate governance, the independent Directors designate an independent, non-employee Director to serve as our Lead Director. The Lead Director helps to facilitate free and open discussion and communication among the independent, non-employee Directors. The responsibilities of the Lead Director are set forth in our Corporate Governance Guidelines, which is available under “Investor Relations - Governance Documents” on our website at www.ngsgi.com. John W. Chisholm was appointed Lead Director in June 2020 but while he acts as our Interim Chief Executive Officer, David Bradshaw will serve as our Lead Director during his transition period.

Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our strategic plan.  Our executive management is responsible for the day-to-day management of risks we face. The Board is periodically advised by management on the status of various factors that could impact our business and operating results, including oil and gas industry issues, operational issues (such as compressor manufacturing issues, backlog for compressor equipment etc.), legal and regulatory risks. The full Board is also responsible for reviewing our strategy, business plan, and capital expenditure budget.

Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee serves an important role in providing risk oversight, as further detailed in its charter. One of the Audit Committee’s primary duties and responsibilities is to monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding accounting, and disclosure controls and procedures. The Compensation Committee assists the Board with risk management relating to our compensation policies and programs, and the Governance and Nominating Committee assists with risk management relating to Board organization, membership and structure, succession planning for our Directors and executive officers, and corporate governance.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Business Conduct and Ethics (“Code”), which is posted on our website at www.ngsgi.com. You may also obtain a copy of our Code by requesting a copy in writing at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by calling us at (432) 262-2700.

Our Code provides general statements of our expectations regarding ethical standards that we expect our Directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, to adhere to while acting on our behalf.  Among other things, the Code provides that:

•we will comply with all laws, rules and regulations;
•our Directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;
•our Directors, officers and employees are to protect our assets and maintain our confidentiality;
•we are committed to promoting values of integrity and fair dealing; and that
•we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

SHAREHOLDER ENGAGEMENT

The Company's Board of Directors and executive management believes that building long-term relationships with all Company stakeholders is vital to meeting our corporate governance goals, and to stand in support of our commercial success. Our shareholders, who invest in our company and elect the Board, are entitled to important information about the company's business, policies and practices so they can make informed decisions and knowledgeably participate in the governance process.

The Company’s executive management has directly engaged shareholders throughout the year in many diverse ways including quarterly conference calls, investor and industry conferences and individual meetings initiated by both the Company and shareholders. It is our policy to actively engage our shareholders in dialogue about our financial and operational trends, the structure of our business, and certain governance issues, including executive compensation.

As our engagement efforts relate to executive compensation and our annual advisory vote on executive compensation, in late 2021 and early 2022, the Natural Gas Services Group Compensation Committee, comprised exclusively of independent directors, solicited meetings with shareholders representing approximately 65% of the Company's outstanding common shares. Of this group, the Compensation Committee held meetings with investors representing approximately 20% of shares outstanding. The Chairperson of the Compensation Committee and our lead independent director (and member of the committee) attended all meetings to understand the investor concerns. You will find more on these meetings and the outcome in the Executive Compensation section of this Proxy.

During 2021, due to the COVID-19 pandemic, direct person-to-person meetings with shareholders were limited. However, through virtual road shows, conference calls, and video meetings, we were able to meet with nearly all of our largest institutional shareholders, including multiple touch points with many. In addition, we held virtual road shows, conference calls and video meetings with other current and prospective shareholders. These meetings not only allowed the Company to communicate about its current business operations with shareholders, the Company used these meetings to actively solicit shareholders’ views on key corporate governance issues including executive compensation as well as the Company’s Environmental, Social and Governance (“ESG”) initiatives. We have incorporated this feedback into both our compensation and ESG programs.

Overall, the Company engages our shareholders on a regular basis. In addition to periodic reports filed with the U.S. Securities and Exchange Commission, the Company holds quarterly conference calls to discuss interim financial and operational results with its stakeholders, participates in several industry conferences which are available to Company stakeholders in person (temporarily suspended due to the COVID-19 pandemic) or via various public online platforms and meets with shareholders in person throughout the year (also temporarily suspended due to the COVID-19 pandemic and public health considerations). The Company believes that its consistent and continuous shareholder engagement strategy has created an environment in which shareholders are comfortable in providing candid feedback and critique of the Company’s operations, governance and executive compensation policies.

Additionally, independent Directors have taken a proactive approach in participating in shareholder engagement efforts resulting from feedback received from shareholders and proxy advisory services. Independent Directors continue to regularly review the Company’s shareholder outreach and communication programs and participate as appropriate. The Company anticipates continuing to increase the role of independent Directors in appropriate stakeholder outreach programs.

During 2021, the Company estimates it met with approximately 65 unique shareholders and prospective shareholders in various meetings across North America. These engagements provided detailed information about the Company’s financial and operational performance as well as key information of certain corporate governance matters, including executive compensation. Such information is publicly disseminated in the form of periodic filings with the U.S. Securities and Exchange Commission, press releases and information on the Company’s website, including the investor relations section.

CORPORATE RESPONSIBILITY

Natural Gas Services Group believes that effective corporate governance is a combination of oversight, responsiveness and positioning of our business operations on a day-to-day basis with a focus on mitigation of our environmental impact, accountability in corporate governance and progress in our social policies.

Our Board of Directors believes that integrating these values into our everyday business practices creates a holistic approach to good governance and best aligns the interests of our leadership team, our employees and the Company’s other stakeholders. Moreover, as a smaller company, our holistic approach and consistent focus on these important tenets allows us to focus on continuous improvement without an untenable financial impact, providing a mechanism to optimize the interests of all stakeholders.

Further demonstrating our commitment to ESG matters, the Board of Directors has chartered the Environmental, Social and Governance and Personnel Development Committee to proactively engage with management and other NGS stakeholders on key ESG issues. The Committee, chaired by director Nigel J. Jenvey – a leader in environmental issues in the energy industry – will focus on continuous improvement of the Company’s ESG programs and policies.

Our Environmental Initiatives

We continuously work to eliminate or mitigate our impact on the environment through our innovative product designs, focus on reducing our environmental footprint across all operations, and remediation of our impact through control mechanisms and technologies in all aspects of our business. In addition, our innovation in product design and service delivery systems is intended to support the sustainability goals and initiatives of our customers.

    The design and construction of our corporate headquarters in Midland is an example of our commitment to environmental stewardship. Our state-of-the art headquarters include the use of “daylight harvesting” technologies; “smart lighting” that use artificial intelligence to determine office occupancy times and adjust light accordingly; and advanced mechanical systems including variable refrigerant flow systems and energy recovery systems; and high-performance glass and advanced solar shades that reduce glare and heat gain. These are significant capital investments for a company our size that will have a long-term impact on our environmental footprint.

    In addition, we strive to continuously improve the environmental footprint of our core compression equipment and services with new technology and innovations that focus on best-in-class emissions and impact on the environment. Recent innovations include:

• We have and continue to pursue the most energy efficient and emissions-controlled engine systems available for our compression equipment. All of our engines have the latest catalytic technology and air-fuel ratio (AFR) controllers to provide the cleanest fuel burn available, well exceeding EPA standards. These advanced systems continuously monitor multiple engine and compressor parameters to ensure optimum engine emissions efficiencies and adjust to varying fuel quality available from wellhead production.
• To ensure consistent efficient engine performance, we have invested in state-of-the-art emissions detection equipment to ensure our engines exceed all state and federal air emissions regulations. Additionally, we perform preventative maintenance on all engine systems twice per quarter and comprehensive emissions tests to ensure optimum performance. The company is acutely focused on reducing our environment impact on noise, emissions and carbon footprint.
•Our compressor units are equipped with advanced safety and containment features that provide for safe containment and disposal of used oils, antifreeze and other fluids. Skid containment rails and fluid dumps are manifolded together to mitigate the risk of fluid spills and environmental leaks as a result of operating error or system failures. Active monitoring systems provide further assurance of safe and optimal operations.
•In our mechanical compression packages, we have meaningfully reduced our oil consumption and associated disposal issues with a unique engine and compressor lubricating system.
•In our flaring business, we have designed and exclusively sell “Quad O” flare systems which meet the most stringent federal standards, allowing our customers to exceed all emission standards when natural gas flaring is necessary.

•In our Michigan service location, we have installed two oil burner systems which allows us to efficiently recycle waste oil into energy and heat capacity for our service facility.
•We also work with our customers and suppliers toward policies and processes that reduce the environmental impact of our work. We continuously engage with our top customers to share best practices, new technologies and operating innovations that can be implemented to improve our collective environmental footprint.
•We completed construction of our corporate headquarters in Midland, Texas where we incorporated the latest energy-efficient technologies designed for commercial buildings. Innovations include the use of “daylight harvesting” technologies; “smart lighting” that use artificial intelligence to determine office occupancy times and adjust light accordingly; and advanced mechanical systems including variable refrigerant flow systems and energy recovery systems; and high-performance glass and advanced solar shades that reduce glare and heat gain.
•The Board of Directors regularly considers new technologies to further reduce the Company’s environmental footprint and has directed Company leadership to evaluate further opportunities for reducing the impact on the environment.
Our Social Initiatives

In response to the COVID-19 pandemic, we implemented a sweeping work-from-home policy for the majority of our office employees and we committed to minimize employment disruption to the best of our ability. For our service employees who provide critical services on customer locations, we invested in important personal protective equipment and developed additional safety protocols to ensure appropriate distancing and other COVID-19 safety measures. In 2020 and 2021, we also invested in significant employee training and development. While the COVID-19 pandemic created unique challenges related to employment and hiring, the Company remains committed to a diverse and inclusive workforce with both executive management and the Board of Directors focused on ensuring equality of opportunity in all our human resources practices.

The Company also believes that workplace and workforce safety is a hallmark of our social responsibility initiatives. As a result, we also incorporate our Health, Safety, Environment and Quality (“HSEQ”) initiatives into these programs and policies. In addition to the protection of the environment, we are steadfastly committed to the safety of our employees and other stakeholders as well as the physical and mental well-being of all members of the NGS family. Our commitment centers on mitigating risks to employees and those with whom they interact and maintaining safe work environments and procedures. Our focus on regular, required safety and procedure training helps ensure a consistent and safe work environment. Our strong safety program has allowed us to consistently post one of the lowest Total Recordable Incident Rates (“TRIR”) in the industry.

Our Governance Initiatives

    The recent creation of the Environmental, Social and Governance and Personnel Development Committee of the Board of Directors is an important step and indication of the Company’s commitment to continuous improvement in corporate governance and responsibility.

This committee was chartered to be proactive in assisting the Board and Company leadership in its oversight of ESG-related policies and issues affecting Natural Gas Services Group, its stockholders, employees, customers and the communities in which the Company operates. We believe that the integration of our environmental and social initiatives with our governance responsibilities is the best way to optimize our commitment to being an industry leader in corporate responsibility.

In addition to the Board ESG Committee, our audit committee is engaged in independently reviewing the Company’s financial governance practices for accuracy and transparency as well as ensuring they provide the Company stakeholders with a consistent method by which to evaluate performance.

While qualifying as a smaller reporting company with fewer disclosure requirements, the Board of Directors and leadership of the Company nonetheless have continued to provide an array of disclosures and reports as it remains committed to a high level of transparency, a practice it believes is in the best interests of the Company’s shareholders and other stakeholders.

EXECUTIVE OFFICERS

Biographical information for the executive officers of Natural Gas Services Group who are not Directors is set forth below. There are no family relationships between any Director or executive officer and any other Director or executive officer. Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors. Officers are elected by the Board annually at its first meeting following the annual meeting of shareholders.

James R. Hazlett, 67, has served as Vice President-Technical Services since June 2005. He also served as Vice President of Sales of Screw Compression Systems, Inc. from 1997 until June 2007 when Screw Compression Systems, Inc. was merged into Natural Gas Services Group.  After the merger in June 2007, Mr. Hazlett continues to remain employed by Natural Gas Services Group as Vice President-Technical Services.  From 1982 to 1996, Mr. Hazlett served in management roles for Ingersoll Rand/Dresser Rand, working with compression of all types in several different departments from sales and service to engineering. From 1978 to 1982, Mr. Hazlett was employed by the down-hole tool division of Hughes Tool, designing and installing gas lift and plunger systems. Mr. Hazlett holds a Bachelor of Science degree from the College of Engineering at Texas A&M University and has over 40 years of industry experience.

Micah C. Foster, 42, has served as our Vice President, Chief Financial Officer, and Corporate Secretary since his appointment on May 11, 2021. Mr. Foster has over 17 years of professional experience in the energy industry and public accounting. Prior to joining the Company, Mr. Foster served as the Chief Accounting Officer of Legacy Reserves Inc. and its predecessor Legacy Reserves LP, a publicly traded oil and natural gas production company from April 2012 to April 2020. Legacy Reserves Inc. filed for protection under Chapter 11 of the federal bankruptcy code in July, 2019 and emerged from bankruptcy in December, 2019. Prior to his appointment as Chief Accounting Officer in 2012, Mr. Foster served in various roles for Legacy ranging from Financial Accountant to Corporate Controller. Prior to joining Legacy, Mr. Foster worked as a staff auditor and senior auditor for Ernst&Young, LLP from July 2003 to January 2006. Mr. Foster holds a BBA in Accounting and Finance from Abilene Christian University and is a Certified Public Accountant.

G. Larry Lawrence (a former officer), 70, served as our interim Vice President, Chief Financial Officer, and Corporate Secretary from January 5, 2021 to May 11, 2021. Mr. Lawrence also served as Vice President, Chief Financial Officer and Corporate Secretary prior to his retirement from the Company on November 15, 2019. Mr. Lawrence was originally appointed to those positions on July 1, 2011. Previously, Mr. Lawrence was our Controller since September 2010. From June 2006 to August 2010, Mr. Lawrence was self-employed as a management consultant doing business as Crescent Consulting. Overlapping this time, from September 2006 to August 2009, he also served as the CFO of Lynx Operating Company. Lynx is a private company engaged in oil and gas production and gas processing activities. From May 2004 through April 2006, Mr. Lawrence served as Controller of Pure Resources, an exploration and production company and wholly owned subsidiary of Unocal Corporation which was acquired by Chevron Corporation. From June 2000 through May 2004, Mr. Lawrence was a practice manager of the Parson Group, LLC, a financial management consulting firm whose services included Sarbanes Oxley engagements with oil and natural gas industry clients. From 1973 through May 2000, Mr. Lawrence was employed by Atlantic Richfield Company, where he most recently (from 1993 through 2000) served as Controller of ARCO Permian. From May 2006 to December 2019, Mr. Lawrence served as a director of Legacy Reserves Inc. and its predecessor, Legacy Reserves LP. Mr. Lawrence currently serves as a Director of ProPetro Holding Corporation. Mr. Lawrence has a Bachelor of Arts in Accounting, with honors, from Dillard University.

EXECUTIVE COMPENSATION

Note From the Compensation Committee Chairperson
Fellow Shareholders:

As you consider your vote on Executive Compensation, we encourage you to review the information provided in this discussion of our Executive Compensation program. My colleagues on the Compensation Committee - in response to your concerns and suggestions - have worked diligently over the past year to improve our disclosures, respond to your concerns and recraft portions of our compensation program to better address your expectations.

As our Committee and the independent directors of the Company engage in a dialogue regarding the goals of our compensation program, we have focused on three tenets: encourage long-term accountability, reward outstanding performance and promote retention of highly-qualified leaders. Based on our discussions with many of you, we believe these core values should drive our compensation decisions.

As a relative newcomer to the Board of Directors and Chair of the Compensation Committee I am committed to making sure we maintain an open dialogue with all our stakeholders on issues related to compensation and governance. Throughout 2021, our committee and independent directors -as well as senior management - engaged with shareholders representing well over half of our institutional base to discuss Company operations, strategy and compensation matters. On behalf of the Compensation Committee, we appreciate the time and effort expended by each of you and your honesty and candor regarding our Company, our compensation program and, especially, the constructive suggestions made that will assist us in our continuing quest to improve all aspects of our business, especially our compensation program and communication with you.

While we believe this year’s discussion of Executive Compensation and changes made to our program are meaningful improvements in the Company’s policies, we will continue to evolve and adjust our program to ensure alignment with our core values as well as the best ideas from our stakeholders.

In addition to changes to our Executive Compensation program, we are asking shareholders to approve a modest addition of common shares to our 2019 Equity Incentive Plan. We believe this plan – which provides equity ownership to our executive leadership team and other associates – aligns the interests of our employees with our shareholders and serves as an excellent tool for retention of today’s – as well as tomorrow’s – highly qualified leaders.

On behalf of the Compensation Committee, I appreciate your support of Natural Gas Services Group and hope you will vote “FOR” Items 2 and 3 in this year’s proxy.

Leslie Beyer
Chair, Compensation Committee
Natural Gas Services Group, Inc.

Overview

This Compensation Discussion and Analysis (“CD&A”) is intended to assist shareholders in understanding the executive compensation relating to the named executive officers herein. The CD&A is a supplement to and should be used in conjunction with the compensation tables and related narratives of this Proxy Statement as well as Part III of our annual report on Form 10-K filed with the United States Securities and Exchange Commission. For 2021 our named executive officers are:

•Stephen C. Taylor, Chairman of the Board, President and Chief Executive Officer
•Micah C. Foster, Vice President and Chief Financial Officer
•James R. Hazlett, Vice President of Technical Services
•G. Larry Lawrence, our former interim Chief Financial Officer

Summary of Business Highlights for 2021

While we discuss our operational and financial performance in more detail elsewhere in this Proxy as well as in our annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, the Compensation Committee considered these factors to complete our compensation program for 2021 and setting the compensation program for 2022.

Operational Highlights of 2021

•We continued to adjust our approach to work in response to the COVID-19 pandemic. We continued our stay-at-home work policies for much of our office personnel and added additional health and safety measures to protect our field personnel. That said, we were able to maintain high operational standards while preserving the health and welfare of our team.
•We continued our penetration into the high horsepower market through the addition of 65 new rental fleet units that totaled 18,035 HP with 38% of this being classified as larger horsepower. We also increased our average rental fleet horsepower to 207 horsepower per unit. This is an increase of 43% per unit since 2017.
•NGS recorded a TRIR (Total Recordable Incident Rate) of 0.63 in 2021. This is an OSHA approved calculation that conveys the number of recordable injuries for every 200,000 man-hours worked in the year.
•Through the creation of the Environmental, Social and Governance Committee of the Board of Directors, we elevated both action and visibility on our efforts on key ESG initiatives.

Financial Highlights of 2021
•While the overall compression industry remained anemic, NGS delivered 5% higher rental revenue than the prior year and 6% higher overall revenue.
•In a market that continued to pressure margins, we generated cash flow from operations of $28.5 million in 2021. We provided conversion of revenue to operating cash flow of 39%; for every dollar of revenue collected, over one-third was available as cash to the Company.
•NGS ended 2021 with $22.9 million in cash on the balance sheet and no debt while repurchasing 737,405 shares of our outstanding common stock for approximately $7.9 million.

The Compensation Committee

The Compensation Committee of the Board of Directors is responsible for determining the types and amounts of compensation paid to our named executive officers. The Compensation Committee operates under a written charter that may be viewed on our website at www.ngsgi.com. The Board has determined that each member of the Compensation Committee meets the independence and financial literacy requirements of the New York Stock Exchange ("NYSE"). The Board determines, in its business judgment, whether a particular Director satisfies the requirements for membership on the Compensation Committee set forth in the Compensation Committee’s charter. None of the members of the Compensation Committee are current or former employees of Natural Gas Services Group or any of its subsidiaries.

As of April 30, 2022, the members of the Compensation Committee are:

•Leslie Beyer, Committee Chairperson
•David L. Bradshaw, Independent Director and Committee Member
•John W. Chisholm, Lead Independent Director and Committee Member

The Compensation Committee is responsible for formulating and administering our overall compensation principles and plans. This includes establishing the compensation paid to our Chief Executive Officer, meeting and consulting with our Chief Executive Officer to establish the compensation paid to our other named executive officers, counseling our Chief Executive Officer as to different compensation approaches, administering our stock equity plans, monitoring adherence to our compensation philosophy and conducting annual, and interim, reviews of our compensation programs and philosophy regarding executive compensation.

The Compensation Committee periodically meets in executive session without members of management or management Directors present and reports to the Board of Directors on its actions and recommendations. The Compensation Committee, from time-to-time, engages compensation consultants and other experts to provide data and guidance on appropriate compensation practices, industry standards, peer selection and other items relevant to the responsibilities and deliberations of the Compensation Committee. For 2021, the Compensation Committee engaged Korn Ferry to provide certain services related to compensation analysis and program development.

The Compensation Committee is also responsible for shareholder outreach and engagement to ascertain shareholder feedback on the Company’s compensation program and philosophy. Over the course of the past year, the Compensation Committee contacted shareholders representing over 60% of the Company’s outstanding shares and directly engaged with shareholders representing nearly 20% of the outstanding common shares. We detail our outreach program, the input from shareholders and our responsiveness in this CD&A under Response to 2021 Shareholder Say-on-Pay Advisory Vote.

Compensation Philosophy and Objectives

As part of our annual review of our compensation program, the Compensation Committee has reviewed the tenets of our compensation philosophy. After review and considering the input from Company stakeholders, the Compensation Committee has established three core values for our executive compensation program:

Tenet Number One:
The Natural Gas Services Group Executive Compensation Program should encourage long-term accountability.

The Company’s primary objective is to create long-term value for our shareholders. While we are engaged in a cyclical industry, our compensation program should encourage executives to create opportunities for durable value through innovation, strategic vision and with a keen sense of trends that impact the future of our industry. The Compensation Committee is taking a more proactive role in developing annual and multi-year goals and plans that will be used to assess performance and award future compensation.

Tenet Number Two:
The Natural Gas Services Group Executive Compensation Program should reward superior performance.

Performance is the foundation of the Company’s compensation program design. The development and achievement of pre-established goals – based on both near- and longer-term time horizons – is a key factor in committee deliberations on executive pay. For example, the Compensation Committee, in conjunction with other independent directors responsible for developing the Company’s nascent ESG strategy, will assign higher weighting to ESG performance beginning in 2022. Going forward, individual performance evaluation will directly impact base salary and short-term incentives as well have a role in long-term share incentives.

Tenet Number Three:
The Natural Gas Services Group Executive Compensation Program should promote retention of highly-qualified leaders.

Exceptional leadership, continuity of leadership and the development of high-potential leaders are all critical aspects of corporate success. As such, the Compensation Committee is committed to a compensation program that promotes retention of today’s high-performance leaders and incentivizes tomorrow’s exceptional leaders to join and remain a part of the Natural Gas Services Group team. The Committee’s goal is to design a compensation program that attracts and retains talent across the career lifecycle through remuneration which is market competitive, differentiated by individual performance and with award vesting periods that promote retention.

The Compensation Committee believes these tenets to be fundamental to the development of an equitable, attractive and lasting compensation program that balances the interests of all Natural Gas Services Group stakeholders. The implementation of these tenets in the compensation program may, from time-to-time, be adjusted and adapted based on market conditions, competitive needs and new and emerging trends in and around our industry. Through our program of intra-year reviews, shareholder engagement, counsel from our compensation consultants and other resources available, it is the intent of the Compensation Committee to remain true to these tenets while remaining a leader in an equitable and responsive compensation program.

Response to the 2021 Shareholder Advisory Vote on Executive Compensation (“Say on Pay”)

At the Company’s 2021 Annual Meeting of Shareholders held on June 17, 2021, only approximately 26% of the Company’s shareholders cast votes in support of the agenda item related to Named Executive Officer compensation as disclosed in the Company’s 2021 proxy statement. Members of the Compensation Committee were disappointed with this level of support and, as a result, were proactive in engaging shareholders to understand the reasons for the unacceptably low support for the Company’s executive compensation program.

In late 2021 and early 2022, Natural Gas Services Group solicited meetings with shareholders representing approximately 65% of the Company’s outstanding common shares. Of this group, the Compensation Committee held meetings with investors representing approximately 20% of shares outstanding. The Chairperson of the Compensation Committee and our lead independent director (and member of the committee) attended all meetings to understand the investor concerns.

While comments from our shareholders varied significantly, the following key, universal themes emerged from these engagements:

•Incentive targets were not viewed as sufficiently challenging in some cases, and the Compensation Discussion and Analysis did not sufficiently explain and detail the goal setting.
•Shareholders would like a greater commitment to pay for performance.
•Shareholders expressed concern around the lack of clear disclosure of several compensation decisions, such as incentive goal setting as well as the creation and use of the peer group.
•Targeted CEO pay was too high relative to the company’s selected peer group.

As a result of our outreach efforts and the valuable feedback received, the Compensation Committee sought to address these key themes as well as make other improvements to the compensation program.

Following the shareholder engagement process and consideration of the feedback provided, the Committee made several modifications to the Chief Executive Officer’s incentive programs:

•In the Long-Term Incentive Program, the Compensation Committee has adjusted the administration of the Relative Total Shareholder Return (R-TSR”) awards.
◦ The R-TSR component of the program will require performance at the 60th percentile to earn target awards. (The target award was previously granted at the 50th percentile).
◦Awards will be capped at target if TSR is negative over the performance period, regardless of relative performance. (Previously, no “negative performance cap” existed.)
•The Committee commits to not making discretionary awards outside of the short- and long-term incentive programs for a period of three years, with the exception of new-hire awards that are consistent with industry practice.
•The Committee will adjust the short-term incentive program metrics to reduce the weighting on revenue and increase weighting more closely tied to profitability.
•CD&A disclosure will be enhanced to explain the Company’s decisions more thoroughly, particularly as they relate to peer groups and goal setting.
•Beginning in 2023, the Committee will work to better align the Chief Executive Officer’s compensation with the median of the selected peer group.

The Compensation Committee is grateful for the time and candor of the Company’s shareholders in assisting with the evolution and improvements in the Company’s executive compensation program. While the committee is confident that these changes provide for significant improvement in our overall compensation program, the committee will continue to reach out to and engage shareholders in the future as we endeavor to continuously review and improve our compensation programs.

Peer Group Philosophy, Development and Selection Process

In the fourth quarter, 2021 the Compensation Committee – in conjunction with our consultants and other independent directors – undertook a detailed review of our peer group. We identified companies with qualities similar to Natural Gas

Services Group. We looked across the energy and industrial spectrum for companies with similar qualities and characteristics as Natural Gas Services Group. We considered a number of variables including: (1) the industry in which a company operates and the business lines it offers, looking at companies in and around the Global Industry Classification (GICS) codes in which Natural Gas Services operates; (2) the size of a company relative to Natural Gas Services Group, understanding size can be measured in many ways including revenue, market capitalization and asset base; and (3) the human capital and talent pool of a company, while subjective, is an important consideration in that companies with which we compete for talent provide important insights into competitive compensation practices. Although secondary, we also considered the operating regions of potential peers, understanding that cost-of-living differences can impact compensation. While our focus was on companies in the oil and gas services business, we did not limit our search to just those companies, rather expanding our search to a broader energy and industrial universe.

Specifically, the Compensation Committee considered the following strategic criteria in selection of the 2022 peer group:

EVALUATE the 2021 peer group for relevance and to ensure each peer is a fit for the criteria identified above.

IDENTIFY and REMOVE 2021 peers that are no longer appropriate. Key Energy Services was removed due to bankruptcy; RigNet was removed due to acquisition; Mammoth Energy Services was removed due to revenue mismatch.

SEARCH and IDENTIFY potential new peer group members based on criteria of industry/functional fit, size based primarily on revenue and market capitalization and strategic competitors for compensation relevance. Secondary considerations include location and other strategic fit.

SELECT most relevant peers from pool of candidates by focusing on our GICS code, Oil & Gas Equipment & Services; expanding to Energy Equipment and Services; Oil, Gas & Consumable Fuels and the broader industry code of Energy.

The Compensation Committee’s process resulted in a peer group of fourteen (14) companies, inclusive of Natural Gas Services Group.

Peer Group Member	Company Description

CSI Compressco, LP	CSI Compressco, LP provides compression services and equipment for natural gas and oil production, gathering, transportation, processing and storage. The company is a strategic competitor with which NGS competes for talent.
Dawson Geophysical Company	Dawson Geophysical Company provides onshore seismic data acquisition and processing services in the United States.
DMC Global, Inc.*	DMC Global, Inc. operates a portfolio of differentiated businesses that lead niche segments of the energy, industrial infrastructure and building products industries.
Geospace Technology Corporation	Geospace Technology Corporation designs and manufactures instruments and equipment used in the acquisition and processing of seismic data and markets its instruments primarily in the global oil and gas industry.
Independence Contract Drilling, Inc.	Independence Contract Drilling, Inc. provides land-based contract drilling services for oil and natural gas producers in the United States.
ION Geophysical Corporation	ION Geophysical Corporation provides geophysical technology, services and solutions for the global oil and gas industry.
NCS Multistage Holdings, Inc.	NCS Multistage Holdings, Inc. provides engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies for the onshore oil and gas exploration and production industry.
Nuverra Environmental Solutions, Inc.	Nuverra Environmental Solutions, Inc. provides environmental solutions and oilfield support services including removal, treatment, recycling, transportation, and disposal of restricted solids, fluids, and hydrocarbons for exploration and production companies.
PrimeEnergy Resources Corp.*	PrimeEnergy Resources Corporation acquires, explores, develops, and produces crude oil and natural gas. The Company offers site preparation, construction and oil and gas drilling services.
Ranger Energy Services, Inc.	Ranger Energy Services, Inc. provides well site services and associated equipment, including well rigs, water transfer, plug and abandonment, wireline, fluid management and handling, snubbing, transportation, and equipment renting services.
Smart Sand, Inc	Smart Sand, Inc. provides industrial sand. The Company offers proppants, sand products and renders logistics services to oil and gas companies in North America.
Solaris Oilfield Infrastructure, Inc.	Solaris Oilfield Infrastructure, Inc. provides mobile sand silo and rail-to-truck transload systems to enhance drilling, completions, and safety in shale plays in the United States.
US Well Services, Inc.*	US Well Services, Inc. provides hydraulic fracturing services, including natural gas powered electric frac, for customers in the oil and gas industry in the United States.
* New peers for 2022; not utilized in establishing 2021 awards.

Shareholder Alignment Through Compensation Practices

In 2021 we continued to adhere to core principles and practices that, the Compensation Committee believes, strengthen the alignment between the compensation of our named executive officers, Company performance and shareholder returns. Important principles related to our compensation program include:

WHAT WE DO		WHAT WE DON’T DO

+
Independent Compensation Committee: Only independent directors set our compensation policies, practices and programs as well as measure performance, allowing for objective, conflict-free compensation programs.
		_	No Repricing or Exchange: We do not allow for the repricing or exchange of outstanding equity units or options without shareholder approval.
+	Independent Compensation Consultant: The Committee engages independent consultants to assist with compensation reviews.	_	No gross-ups: Executive Officers are not eligible to receive any tax reimbursement payments or “gross ups” in connection with any severance or change-in-control payments or benefits.
+	Share ownership requirements: Our executive officers as well as all of our Directors are subject to minimum holding levels, providing for alignment between Company leadership and shareholders.	_
No Pledging of Shares: We do not permit pledging of NGS common shares as collateral for a loan. We also strongly discourage our executives and Directors from entering into hedging or similar monetization transactions with respect to our common stock. Any exceptions to our hedging policy must be approved in advance by the Compensation Committee and Chief Executive Officer.

+
Annual Compensation Review & Annual Shareholder Advisory “Say-on-Pay” Vote:
The Committee conducts a comprehensive review of all executive compensation matters on an annual – or more frequent – basis. The Company has chosen to ask Shareholders to opine on its Executive Compensation program on an annual basis.
_
No Excessive Perquisites: With the exception of certain expense reimbursements which stand in support of key business strategies and are fully disclosed in the Summary Compensation Tables herein, we do not provide any perquisites.

+	Total Shareholder Return Governor: New in 2022, the Long-Term Equity Compensation program caps awards at the target level if TSR is negative, regardless of relative performance with the peer group.	_
No unlimited/subjective incentives: New in 2022, both our short-term and long-term incentive programs are capped at maximum payout levels. In addition, the Committee has determined that discretionary awards outside our established incentive plans will be restricted to new hires.

+
More Stringent Performance Guidelines: New in 2022, the Long-Term Equity Compensation program requires Total Shareholder Return relative to the peer group reach the 60th percentile before the plan pays out at the target level.
		_	No Related Party Transactions: There are no related party transactions.
+
Shareholder Engagement Program: Improved in 2022, the Committee and independent directors proactively engage with shareholders to receive feedback and consider improvements to the executive compensation program.
		_	No Excessive Employee Equity Grants: We have consistently operated our stock-based incentive compensation programs within expected industry burn rates.
+	Shareholder Alignment: Align pay with financial and operational performance using relative and absolute metrics; moving greater levels of executive pay to “performance based”/”at risk” standards.”	_	No Future Gross-Ups: There will be no tax gross-ups in future executive officer agreements.
+	Longer-Term Equity Awards: Vesting of Executive Officer Long-Term Incentive Awards occurs over three years.

Other Participants in the Compensation Policy Process

In addition to our Compensation Committee, members of the Natural Gas Services Group leadership team and our compensation consultants play an important role in the determination of our executive compensation program.

Role of Executive Leadership Team

As noted in this CD&A, the Compensation Committee is responsible for all compensation decisions regarding our named executive officers. Our Chief Executive Officer annually reviews the performance of each of our executive officers (with the exception of the Chief Executive Officer which is reviewed solely by the Compensation Committee) and provides important data and recommendations to the Committee with respect to salary and incentives under the Company’s short-term and long-term incentive programs. The Compensation Committee relies on these evaluations in establishing compensation for the other named executive officers, although the Committee may exercise its discretion in modifying any recommendation provided by the Chief Executive Officer.

The Committee may, from time-to-time, also seek input from the Chief Executive Officer regarding other financial and operating performance, metrics and data that may be relevant in the evaluation and establishment of compensation policy. In addition, the Company may seek input from other members of the Company’s leadership team and associates as they evaluate financial and operational data in support of executive compensation decisions.

Role of Compensation Consultants

The Compensation Committee has the sole authority to retain, obtain the advice of, and terminate, any compensation consultant, independent legal counsel, or other advisors to assist the Compensation Committee in the discharge of its duties and responsibilities, including the evaluation of director and executive compensation. In completing its duties, the Compensation Committee may rely on independent consultants and legal counsel to:

•Provide information and analysis on executive compensation trends and market developments;
•Advise on potential peer group members to evaluate our named executive officers compensation;
•Review and analyze peer group information to assist with developing our executive compensation program;
•Update the Compensation Committee periodically on legislative and regulatory developments impacting executive compensation;
•Provide assistance in developing and executing the Committee’s shareholder engagement program;
•Provide assistance to the Committee in developing its narrative describing the Company’s executive compensation program; and
•Provide additional assistance as requested by the Compensation Committee.

In 2021 and into 2022, the Compensation Committee engaged Korn Ferry to provide independent compensation consulting services. In addition to other assistance, Korn Ferry assisted the Company with its shareholder outreach and engagement program as well as responding to shareholder concerns which arose as a result of such outreach. Korn Ferry also provided a review of the Company’s overall executive compensation program. The Company determined that Korn Ferry qualified as an independent compensation consultant under the standards established by the U.S. Securities and Exchange Commission and the New York Stock Exchange.

The Committee engaged additional legal counsel and data services during the term to assist in the analysis of potential peer group members and provide legal advice to the Committee.

Annual Base Salaries

The base salary of our named executive officers is the exclusive fixed component of our executive officers’ annual cash compensation. The Compensation Committee periodically reviews and makes its determination, taking into account various factors, including the Company’s performance, the executives experience and expertise in business and the industry (including, to a certain extent, the tenure and cumulative performance of the executive), industry conditions, and shareholder feedback.

In addition, the Compensation Committee may take into account certain competitive factors which can include:

•Compensation levels of similarly-situated executives of other compression companies, oilfield service concerns and other relevant comparable companies in our peer group;
•Levels of compensation necessary to attract and retain highly talented executives, both within and outside our industry;
•Comparable starting base salaries at comparable companies for new hires.

The Compensation Committee reviews the base salaries of all named executive officers on an annual basis and makes adjustments based on the above criteria, the results of which can be found in the summary compensation tables. For 2022, the Compensation Committee chose not to change the salary of the Chief Executive Officer from the previous year. The Committee did provide cost-of-living and merit increases to both the Chief Financial Officer and Vice President of Technical Services.

Annual Cash Incentive Program

The Company’s annual cash incentive awards are based on selected performance metrics. The annual cash incentive is only paid if certain threshold levels are reached. The annual cash incentive program sets targets that, if reached, provide a cash payment of 100% of the named executive officers base salary. Should certain “stretch targets” be met, the annual cash incentive payments could be paid at 125% of the named executive officers’ base salary. The hierarchy of payments under our Annual Cash Incentive Program is set forth in the following table:

Below Minimum Threshold – No Cash Bonus Payment
Threshold Levels Reached – 75% of Base Salary
Target Levels Reached – 100% of Base Salary
Stretch Levels Reached – 125% of Base Salary

A primary purpose of the short-term incentive program is to create a collection of key objectives on which the entire enterprise can focus. The Compensation Committee expects the named executive officers to communicate the financial and operational goals to the various business units and functions of the Company to ensure all associates are focused on the same goals. Early in the year, following the plan year, the Compensation Committee determines whether the financial and operational goals have been attained and approves cash awards based on the level of achievement of the previously established annual performance goals.

In 2021, the Compensation Committee approved the following financial and operational metrics to be used in assessing and awarding awards on the Annual Cash Incentive Program: (1) Cash Flow from Operations (35%); (2) Revenues (25%); (3) Environmental, Social and Governance Objectives (20%); and (4) Strategic and Tactical Initiatives (20%).

The measurement metrics used in determining the awards as well as the actual awards made under the Annual Cash Incentive Program for 2021 can be found in the Summary Compensation Tables found on page 30.

As a result of the Compensation Committee’s shareholder outreach and engagement program and a comprehensive review by the Compensation Committee, the Committee has chosen to adjust the metrics to be used in the assessment and awards under the Annual Cash Incentive Program. For 2022, the Committee will use the following criteria for awards: (1) Cash Flow from Operations (30%); (2) Earnings Before Interest, Taxes, Depreciation and Amortization (30%); (3) Revenue (5%); (4) Environmental, Social and Governance Objectives (20%); and (5) Strategic and Tactical Initiatives (15%).

The Compensation Committee will continue to review the metrics used in the Annual Cash Incentive Program on an annual basis with an emphasis on both input from our shareholders received through our outreach and engagement program as well as trends ascertained from a review of our peer group companies. The Committee believes this approach allows us to be responsive to the input of our shareholders as well as competitive with practices among our peers and the compression and oilfield services industry.

Long-Term Equity Incentive Program

Our named executive officers are eligible to earn performance-based equity awards, based on the relative performance of the Company’s common shares relative to the performance of our peer group members, referred to as “Relative Total Shareholder Return”.

The 2021 Long-Term Equity Incentive Program was governed by the following guidelines:

•Awards made on an annual basis with vesting occurring, in equal amounts, over the following three years.
•Relative Total Shareholder Return minimum threshold must be reached for awards to be granted.
•Target award (100% of base salary) is achieved when Relative Total Shareholder Returns falls at or above the 50th percentile of the identified peer group.
•Maximum award (200% of base salary) is achieved only if the Company’s relative TSR is at the 100th percentile (ranked first) of the identified peer group.

In 2021, our peer group included CSI Compressco, LP; Dawson Geophysical Corporation; Independence Contract Drilling, Inc.; ION Geophysical Company; Key Energy Services, Inc.; Mammoth Energy Services, Inc.; NCS Multistage Holdings, Inc.; Nuverra Environmental Solutions, Inc.; Ranger Energy Services, Inc.; RigNet, Inc.; Smart Sand, Inc.; and Solaris Oilfield Infrastructure, Inc.

Based on the Company's share performance from January 1 - December 31, 2021, the Company's relative Total Shareholder Return performance was 6th out of the 14-member peer group. Based on the 2021 compensation plan, that results in an award at 118% of the target award (100% of base salary). As noted below, in response to our shareholder engagement and outreach efforts, the award metrics will be changed, creating more rigorous performance standards.

For 2022, in response to recommendations received in conjunction with the Company’s shareholder outreach and engagement program, the Compensation Committee has made the following changes to the Long-Term Equity Incentive Program:

•Target award (100% of base salary) will be achieved only when Relative Total Shareholder Return reaches the 60th percentile of the identified peer group, creating a more rigorous standard for achieving the target award level. In addition, the Committee made additional adjustments to the payout levels of the program, consistent with change in the target payout percentile.
•Awards will be capped at the target level if absolute Total Shareholder Return is negative over the performance period, regardless of relative performance. Previously, there was no “negative performance cap” on equity awards.
•The Compensation Committee adjusted the peer group for 2022 to be more relevant, to better reflect the Committee’s core tenets of peer group selection and the remove and replace peers that were no longer appropriate given certain corporate actions.

Also, and in response to feedback received from the Committee’s shareholder outreach and engagement efforts, other than the performance-based equity awards described herein, the Compensation Committee did not grant any time-based or discretionary awards to the Chief Executive Officer in 2021 and is committed to not grating such awards in any of the next three years.

The Compensation Committee will continue to review the metrics used in the Long-Term Equity Incentive Program on an annual basis with an emphasis on both input from our shareholders received through our outreach and engagement program as well as trends ascertained from a review of our peer group companies. The Committee believes this approach allows us to be responsive to the input of our shareholders as well as competitive with practices among our peers and the compression and oilfield services industry.

The table below shows the Long-Term Equity Incentive Award Payout Levels for both 2021 and 2022, side-by-side, providing a comparison of the changes made by the Compensation Committee as a result of its shareholder outreach and engagement program.

Long-Term Equity Incentive Award Payouts
2021				2022
Relative TSR Rank	Payout vs. Target	Payout Level	Percentile	Relative TSR Rank	Payout vs. Target	Payout Level

1	200%	Maximum	100%	1	200%	Maximum
2	190%		93%	2	180%
3	172%		86%	3	160%
4	154%		79%	4	140%
5	136%		71%	5	120%
6	118%		64%	6	100%	Target
7	100%	Target	57%	7	80%
8	75%		50%	8	60%
9	50%		43%	9	40%
10	25%	Threshold	36%	10	25%	Threshold
11	0%	Below Threshold	29%	11	0%	Below Threshold
12	0%		21%	12	0%
13	0%		14%	13	0%
14	0%		7%	14	0%

The awards made under the Long-Term Equity Incentive Program for 2021 can be found in the Summary Compensation Tables. The Compensation Committee only granted equity awards to the Chief Executive Officer in 2021 based on performance goals and did not make any additional discretionary awards based on tenure or otherwise.

The table below sets forth the compensation earned by our CEO, Stephen C. Taylor, and our other named executive officers for services rendered to us for the fiscal years ended December 31, 2021, 2020 and 2019.

Summary Compensation Table

Name and Principal Position	Year	Salary(4)	Bonus (5)	Stock Awards(6)	Option Awards(7)	Non-Equity Incentive Plan Compensation(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(9)	All Other Compensation(10)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen C. Taylor, Chairman, President & CEO*	2021	$612,000	$—	$722,160	$—	$397,800	$—	$17,319	$1,749,279
	2020	612,000	—	973,079	—	1,585,080	—	18,790	3,188,949
	2019	607,181	—	530,910	—	1,289,513	—	15,733	2,443,337
James R. Hazlett, Vice President-Technical Services	2021	225,100	—	184,025	—	73,158	—	30,726	513,009
	2020	225,100	—	178,200	—	112,550	—	23,619	539,469
	2019	224,596	—	56,400	—	42,112	—	34,824	357,932
Micah C. Foster, VP & Chief Financial Officer(1)	2021	153,863	—	196,300	—	78,000	—	16,312	444,475
	2020	—	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—	—
G. Larry Lawrence, Former VP & Chief Financial Officer(2)	2021	—	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—	—
	2019	198,858	—	—	—	32,871	—	15,461	247,190
James R. Lawrence, VP & Chief Financial Officer(3)	2021	—	—	—	—	—	—	—	—
	2020	205,346	—	—	—	—	—	19,022	224,368
	2019	45,385	—	61,300	—	—	—	4,381	111,066

* Mr. Taylor resigned his officer positions on May 17, 2022.

(1)    Mr. Foster was appointed as our Vice President and Chief Financial Officer on May 11, 2021.
(2)     Mr. G.L. Lawrence retired from the Company on November 15, 2019. Mr. G.L. Lawrence rejoined the Company in January 2021 and was appointed our interim Vice President and Chief Financial Officer until the appointment of Mr. Foster on May 11, 2021.
(3)    Mr. J.R. Lawrence joined the Company on October 1, 2019 and was appointed as our Vice President and Chief Financial Officer on November 16, 2019. Mr. J.R. Lawrence gave notice of his resignation in December 2020.
(4)     The amounts in column (c) includes amounts deferred under our Deferred Compensation Plan and 401(k) Plan. The Company has not made any contributions to the Deferred Compensation Plan.
(5)    The amounts reflected in column (d) reflect discretionary bonus payments not covered under our Annual Incentive Bonus Plan.
(6)    The amounts in column (e) reflect the grant date fair value of restricted stock/unit awards in accordance with FASB ASC Topic 718. The amounts shown for 2021 reflect the grant date fair value of stock granted contingent upon the approval by our shareholders of Proposal #3 to increase the number of shares of our common stock reserved for issuance under the Natural Gas Services Group, Inc. 2019 Equity Incentive Plan (the "2019 Plan") by 650,000 shares. To the extent that we are unable to obtain shareholder approval to increase the reserved shares under the 2019 Plan, we intend to pay the value of the awards in cash as they vest.
(7)    The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2021, 2020 and 2019, in accordance with FASB ASC Topic 718, associated with stock option grants under our Stock Option Plan.
(8)    The amounts in column (g) reflect the cash bonus awards to the named executive officers under our Annual Incentive Bonus Plan, including amounts deferred under our Deferred Compensation Plan. This is discussed in further detail on page 31 under the caption “Short-Term Incentives - Annual Incentive Bonus Plan.” The amount in column (g) for Mr. Taylor also includes a long-term incentive award of $973,080 and $1,061,820 (50% of his long-term incentive awards earned for each year), for 2020 and 2019, respectively, payable in either cash or a variable number of shares at the discretion of the Compensation Committee. These fixed value awards are subject to three-year vesting in equal, annual tranches.
(9)    The Deferred Compensation Plan referred to column (h) does not pay above-market or preferential earnings.
(10)    The amounts shown in column (i) include matching contributions made by Natural Gas Services Group to each named executive officer under our 401(k) plan and the aggregate incremental cost to Natural Gas Services Group of perquisites provided to our named executive officers as shown in the table below.

All Other Compensation Table

Name	Year	Automobile Allowance	Personal Use of Company Provided Automobiles	Additional Incremental Portion of Health Insurance Premiums Paid for Officers Only	401(k) Plan	Total
Stephen C. Taylor	2021	$—	$1,800	$7,698	$7,821	$17,319
	2020	—	1,800	8,440	8,550	18,790
	2019	—	1,800	8,103	5,830	15,733
James R. Hazlett	2021	10,200	—	13,467	7,059	30,726
	2020	10,200	—	6,360	7,059	23,619
	2019	10,200	—	17,580	7,044	34,824
Micah C. Foster	2021	5,538	—	8,619	2,155	16,312
	2020	—	—	—	—	—
	2019	—	—	—	—	—
G. Larry Lawrence	2021	—	—	—	—	—
	2020	—	—	—	—	—
	2019	9,219	—	—	6,242	15,461
James R. Lawrence	2021	—	—	—	—	—
	2020	9,000	—	3,567	6,455	19,022
	2019	2,008		1,650	723	4,381

Grants of Plan-Based Awards

The table below sets forth the estimated future payouts under non-equity incentive plan awards and restricted stock/unit awards granted and the grant date fair value of such awards.

Grants of Plan-Based Awards for 2021

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maxi-mum ($)	Threshold (#)	Target	Maxi-mum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Stephen C. Taylor	4/25/2022(1)	$—	$—	$—	—	—	$—	60,839	—	$—	$722,160
	3/29/2021(2)	$474,300	$612,000	$749,700	—	—	—	—	—	—	—
James R. Hazlett	4/25/2022(1)	—	—	—	—	—	—	15,503	—	—	184,025
	3/29/2021(3)	$87,188	$112,500	$137,813	—	—	—	—	—	—	—
Micah C. Foster	4/25/2022(1)	—	—	—	—	—	—	16,537	—	—	196,300
	3/29/2021(3)	$93,000	$120,000	$147,000	—	—	—	—	—	—	—

(1)    The amounts shown on these rows reflects the awards of restricted stock or units earned in 2021 to be issued in 2022, contingent upon the approval by our shareholders of Proposal #3 to increase the number of shares of common stock reserved for issuance under the 2019 Plan by 650,000 shares. To the extent we are unable to obtain shareholder approval to increase the reserved shares under the 2019 plan, we intend to pay the value of the award in cash as they vest.
(2)     The amounts on these rows assume, under the structure of our Annual Incentive Bonus Plan, that each of the metrics are achieved under threshold (75% payout), target (100% payout), and maximum/stretch (125% payout) levels. The actual payouts in April 2022 that were earned in 2021 were as follows: Mr. Taylor - $397,800, Mr. Hazlett - 73,158 and Mr. Foster - $78,000.

Short-Term Incentives - Annual Incentive Bonus Plan

In 2006, the Committee adopted an Annual Incentive Bonus Plan or, the “IBP,” that provides guidelines for the calculation of annual non-equity incentive based compensation in the form of cash bonuses to our executives, subject to Committee oversight and modification.  The bonuses awarded under the IBP are short-term awards in recognition of the overall performance and efforts made by certain of our executives during a particular year. Each year, the Committee approves the group of executives eligible to participate in the IBP and establishes target award opportunities for such executives. For 2021, the Committee maintained Mr. Taylor’s target award opportunity at 100% of his base salary. Target award opportunity was 50% of average base salary for Mr. Hazlett and Mr. Foster.

For 2021, 100% of an executive officer’s IBP award was based on achievement of company financial and other objectives relating to:

•Cash flow from operations;
•Total revenues;
•ESG objectives; and
•Strategic and tactical initiatives.

Cash flow from operations accounts for 35% of the IBP, total revenues accounts for 25% of the IBP, ESG objectives accounts for 20% of the IBP and strategic and tactical initiatives accounts for the remaining 20%.

Each year, the Committee sets the performance levels for each component of the company objective portion of the IBP.  The payment of awards under the IBP is based upon whether these performance levels are achieved for the year.  Payout on each of the three financial objectives is as follows:

•75% of the bonus amount attributable to a financial component will be paid if we achieve the "threshold" amount;
•100% of the bonus amount attributable to a financial component will be paid if we achieve the "target" amount; and
•125% of the bonus amount attributable to a financial component will be paid if we achieve the "stretch" amount.

2021 Annual Incentive Bonus Plan

2021 Executive Bonus Criteria	Cash Flow from Operations (1)	Revenue
Threshold achievement pays 75% of bonus	$22,398,000	$69,672,000
Target achievement pays 100% of bonus	22,973,000	71,458,000
Stretch achievement pays 125% of bonus	23,547,000	73,245,000

(1)    Cash flow from operations is an indicator of operating performance and is defined as the Company's rental and service and maintenance gross margins, before depreciation, less selling, general and administrative expenses adjusted to exclude (i) non-cash charges related to the Company's Non-qualified Deferred Compensation Plan, (ii) non-cash stock compensation expenses and (iii) director and officer cash long-term incentive compensation expenses.
The following table sets forth the maximum bonus eligibility set by the Committee for 2021 for each of our named executive officers, and based upon the payout percentages noted in the table above, the bonus payout amount earned by each named executive for 2021 under our Annual Incentive Bonus Plan:

Criteria	Actual 2021 Performance	Target Metric	Stretch Metric	Eligible Bonus Payment Percentage	Bonus Component	Payable Bonus
Cash flow from operations (1)	$20,344,000	$22,973,000	$23,547,000	—%	35%	—%
Revenue	72,420,000	71,458,000	73,245,000	100%	25%	25.0%
ESG objectives				100%	20%	20.0%
Strategic and tactical initiatives				100%	20%	20.0%
Total						65.0%

(1)Cash flow from operations is an indicator of operating performance and is defined as the Company's rental and service and maintenance gross margins, before depreciation, less selling, general and administrative expenses adjusted to exclude (i) non-cash charges related to the Company's Non-qualified Deferred Compensation Plan, (ii) non-cash stock compensation expenses and (iii) director and officer cash long-term incentive compensation expenses.

In 2021, the Compensation Committee determined the following metrics justified the annual incentives paid to our named executives officers:

•No payout was justified on the Cash Flow From Operations ("CFFO") metric as the $20.3 million in CFFO for the 2021 measurement year fell short of the threshold level of $22.4 million.
•Revenue of $72.4 million for the 2021 measurement year exceeded the target of $71.5 million but was less than the stretch level of $73.2 million. As a result, the revenue metric justified payout at the target level.
•As noted in the operational highlights found on page 20 of this Proxy, the named executive officers achieved strong safety performance as well as provided support for the development of the Board's newly-formed ESG Committee. In addition, the named executive officers were instrumental in the early development of new metrics to assist the Company in assessing various environmental measures. Finally, the Board recognized the extraordinary efforts needed to maintain appropriate governance controls in a remote work environment. As such, the Compensation Committee believes a target payout on ESG objectives is justified.
•As noted in the operational highlights found on page 20 of this Proxy, the named executive officers were instrumental in continuing the growth of the Company's large horespower deployment during 2021, adding to the Company's revenue and earnings growth potential in future years. The named executive officers also provided leadership necessary to continue uninterrupted operations while under social distancing guidelines related to the

COVID-19 pandemic. The Compensation Committee also recognizes the strategic benefits of maintaining a strong balance sheet during the recent uncertainty in the energy markets, largely a result of the global pandemic. As such, the Compensation Committee believes a target payout on strategic and tactical objectives is justified.
Additional information on operational and financial objectives and performance can be found on page 20 of this Proxy as well as in the Company's annual report filed on Form 10-K and quarterly reports filed on Form 10-Q with the U.S. Securities and Exchange Commission.

The following table summarizes the bonuses awarded under the IBP for 2021:

Name	Title	Base Salary	Max Bonus Eligibility	Bonus Base	Bonus Payout %	Bonus Payouts
Stephen C. Taylor	President & CEO	$612,000	100.0%	$612,000	65%	$397,800
Micah C. Foster	VP & CFO	153,863	50.0%	240,000	65%	78,000
James R. Hazlett	VP- Technical Services	225,100	50.0%	225,100	65%	73,158

1998 Stock Option Plan

Our 1998 Stock Option Plan, as amended and restated, provides for the issuance of stock options to purchase up to 1,000,000 shares of our common stock. The purpose of this plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide long-term incentives to employees and consultants and to promote the long-term growth and success of our business. The plan is administered by the Compensation Committee of the Board of Directors. At its discretion, the Compensation Committee determines the persons to whom stock options may be granted and the terms upon which options will be granted. In addition, the Compensation Committee may interpret the plan and may adopt, amend and rescind rules and regulations for its administration. Option awards are generally granted with an exercise price equal to the closing price of our common stock at the date of grant and generally vest based on three years of continuous service and have ten-year contractual terms.

As of December 31, 2021, stock options to purchase a total of 200,834 shares of our common stock were outstanding under the 1998 Stock Option Plan, as amended and restated, and a total of 345,003 shares of common stock were available at December 31, 2021 for future grants of stock options under the plan. Since the beginning of 2022, we have issued 2,500 stock options to purchase shares of our common stock with an additional 12,500 stock options that were either forfeited or expired,, leaving 355,003 shares available under the 1998 Stock Option Plan as of April 29, 2022.

2019 Equity Incentive Plan

On June 20, 2019, the Company's shareholders approved our 2019 Equity Incentive Plan ("2019 Plan"). Except with respect to awards then outstanding, unless sooner terminated by the Board, the Plan will expire on the tenth anniversary of the date it was approved by shareholders (June 20, 2029) and no further awards may be granted after such date. The purposes of the 2019 Plan are to enable the Company to attract and retain the types of employees, consultants and Directors who will contribute to the Company’s long range success; provide incentives that align the interests of employees, consultants and Directors with those of the shareholders of the Company; and promote the success of the Company’s business.

The following summary of the material terms of the 2019 Plan is qualified in its entirety by the full text of the 2019 Plan, a copy of which was filed with our proxy statement for 2019 and may be obtained, free of charge, by writing to the Company, Attention: Alicia Dada, Investors Relations, 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705.

Shares Available for Awards and Limits on Awards. The Company has reserved an aggregate of 500,000 shares of common stock to be awarded under the 2019 Plan. Up to 250,000 of these shares may be issued under the 2019 Plan, in the aggregate, through the exercise of incentive stock options. No non-employee Director may be granted awards, during any fiscal year, with respect to shares of common stock that, together with any cash fees paid to the Director during the fiscal year, have a total value that exceeds $250,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

As of March 31, 2022, we have issued 456,198 shares under the 2019 Plan. Of these shares, 287,011 have vested and are no longer subject to any restrictions or possible forfeiture and 3,333 shares were forfeited and returned to the pool. Vested shares include shares that were withheld for taxes and, under the terms of the 2019 Plan, cannot be re-issued. 165,854 unvested shares of common stock remain reserved for potential issuance under outstanding awards and may be issued if the vesting terms of such outstanding awards are met. Accordingly, 47,135 shares are available to be issued under the 2019 Plan as of March 31, 2022.

If any outstanding award expires or is canceled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related, then the number of shares available under the 2019 Plan will be increased by the portion of the award that expired, or was canceled, forfeited or terminated. Shares tendered in payment of the option exercise price, shares delivered or withheld by the Company to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will not again become available for future grants under the 2019 Plan.

Awards may be granted under the 2019 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines. The Committee (as defined below) will make appropriate adjustments to these limits to prevent dilution or enlargement of the rights of participants under the 2019 Plan.

Administration and Amendment. The 2019 Plan will be administered by the one or more Directors appointed by the Board (the "Committee"), or, in the Board’s discretion, by the Board. The Committee will have the authority to, among other things, interpret the 2019 Plan; determine who will be granted awards under the 2019 Plan; prescribe the terms and conditions of each award; interpret, administer, reconcile any inconsistency in, correct any defect in, and supply any omission in the 2019 Plan; and exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the 2019 Plan.

The Committee may also amend the terms of any one or more awards. However, the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any award unless the Company requests the consent of the participant and the participant consents in writing.

The Board may amend the 2019 Plan. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable laws.

Eligibility.  The Board selects participants from among the key employees, consultants and Directors of the Company and its affiliates. Only employees are eligible to receive incentive stock options.

Available Awards. Awards that may be granted under the 2019 Plan include restricted stock, restricted stock units (RSUs), performance awards, stock options (including both incentive stock options (ISOs) and nonqualified stock options), stock appreciation rights (SARs), and other stock-based awards. The terms of each award will be set forth in a written agreement.

Restricted Stock. A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the Committee. Restricted stock may be held by the Company in escrow or delivered to the participant pending the release of the restrictions. The participant generally has the rights and privileges of a shareholder as to such restricted stock during the restricted period, including the right to vote the restricted stock and the right to receive dividends

Restricted Stock Units. An RSU is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which are subject to certain restrictions for a period of time determined by the Committee. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Prior to settlement of an RSU award and the receipt of shares, the participant does not have any rights as a shareholder with respect to such shares. The Committee may grant RSUs with a deferral feature (deferred stock units or DSUs), whereby settlement of the RSU is deferred beyond the vesting date until a future payment date or event set out in the participant’s award agreement. The Committee has the discretion to credit RSUs or DSUs with dividend equivalents.

Performance Share Awards. A performance share award is an award of shares of common stock that are only earned if certain conditions are met. The Committee has the discretion to determine the following: the number of shares of common stock or stock-denominated units subject to a performance share award; the applicable performance period; the conditions that must be satisfied for a participant to earn an award; and the other terms, conditions and restrictions of the award. The number of performance shares earned by a participant depends on the extent to which the performance goals established by the Committee are attained within the applicable performance period. No payout is made with respect to any performance share award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.

Stock Options. A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a nonqualified stock option. ISOs and nonqualified stock options are taxed differently. Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a ten percent shareholder, 110% of the fair market value) of a share of common stock on the grant date. As of the record date, the closing price of our common stock was $9.05. Full payment of the exercise price must be made at the time of such exercise either in cash or bank check or in another manner approved by the Committee.

Stock Appreciation Rights. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the grant date. SARs may be granted alone ("freestanding rights”) or in tandem with options ("related rights”).

Other Equity-Based Awards. The Committee may grant other equity-based awards, either alone or in tandem with other awards, in amounts and subject to conditions as determined by the Committee as set out in an award agreement.

Vesting. The 2019 Plan allows for awards subject to either time-based vesting or performance-based vesting, or both. All awards granted under the 2019 Plan must have a minimum vesting period of at least one year. The Committee has the authority to determine the vesting schedule of each award (subject to the minimum one-year requirement), and to accelerate the vesting and ability to exercise any award. The Company’s practice over the last several years has been to grant restricted stock/unit awards to its executive officers and independent Directors, and stock options to selected non-executive employees. Restricted stock/unit awards to our (i) executive officers have been subject to time-based vesting in equal one-third installments over a three-year period from the grant date and (ii) independent Directors have been subject to time-based vesting in equal quarterly installments beginning in the year following the year in which they are granted. Starting in 2020, the awards to independent Directors are subject to one-year cliff vesting. Stock options granted to our non-executive employees typically vest in equal, one-third tranches over a three-year period. Past vesting requirements may not be indicative of future vesting requirements set by the Committee, which may be less or more onerous than in prior years.

Clawback and Recoupment. The Company may cancel any award or require the participant to reimburse any previously paid compensation provided under the 2019 Plan or an award agreement in accordance with the Company’s clawback policy.

Termination of Service.  Unless otherwise set forth in an individual award agreement or in an employment agreement approved by the Committee, any unvested restricted shares, performance shares, RSUs, PSUs and other equity-based awards will immediately be forfeited upon termination of continuous service under the 2019 Plan. Under the Company's restricted stock and RSU award agreements, if the grantee's continuous service terminates as a result of the grantee's death, Disability (as defined in the 2019 Plan), termination without Cause (as defined in the 2019 Plan and below) or termination for Good Reason (as defined), 100% of the grantee's unvested shares will vest.

Unless otherwise set forth in an individual award agreement or in an employment agreement approved by the Committee, in the event an option holder's continuous service terminates, an option holder may exercise his or her option (to the extent the option holder was entitled to exercise such option at the date of termination) within the earlier of three months following the date of termination or the expiration of the option term. Unless otherwise set forth in an individual award agreement, in the event an option holder's continuous service terminates upon his or her death or Disability (as defined), an option holder or his or her estate may exercise his or her option (to the extent the option holder was entitled to exercise such option at the date of termination), within the earlier of 12 months following the date of termination or the expiration of the option term.

In regard to the definition of Cause under the 2019 Plan, if a participant is under an employment or service agreement with the Company and such agreement provides for a definition of Cause, that definition should be used. If no such agreement exists, or if such agreement does not define Cause, then Cause is defined as (i) the conviction of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

In regard to the definition of Good Reason under the 2019 Plan, if a participant is under an employment or service agreement with the Company and such agreement provides for a definition of Good Reason, that definition should be used. If no such agreement exists, or if such agreement does not define Good Reason, Good Reason is defined as the occurrence of one or more of the following without the participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the participant describing the applicable circumstances (which notice must be provided by the participant within ninety (90) days of the participant's knowledge of the applicable circumstances): (i) any material, adverse change in the participant's duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the participant's principal office location by more than fifty (50) miles.

Change in Control. A Change in Control is defined as (a) the acquisition by one person or more than one person acting as a group, of Company stock representing more than 50% of the total fair market value or total voting power of the Company’s stock; (b) a merger, consolidation or other reorganization in which the Company is not the surviving entity unless the Company’s shareholders immediately prior to the merger, consolidation or other reorganization maintain at least 50% of the voting power; (c) a majority of the incumbent members of the Board are replaced by Directors whose appointment or election is not endorsed by at least two-thirds of the Board; or (d) the acquisition by one person or more than one person acting as a group, of all or substantially all of the Company’s assets.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service without Cause or for Good Reason during the 18-month period following a Change in Control, the vesting of all awards will fully accelerate and all outstanding options and SARs will become immediately exercisable as of the date of the participant’s termination of service.

In the case of performance awards, in the event of a participant’s termination of service without Cause or for Good Reason, in either case, within 18 months following a Change in Control, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the participant’s termination of service.

In the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders the value of the awards based upon the price per share of common stock received or to be received by other shareholders of the Company in the event. In the case of any option or SAR with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Committee may cancel the option or SAR without the payment of any consideration.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information about unvested restricted stock/units and unexercised stock options outstanding as of December 31, 2021 and held by our Chief Executive Officer, Stephen C. Taylor, and each other named executive officer.

Outstanding Equity Awards at 2021 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen C. Taylor	—	—	—	—	—	43,891	$459,539	—	—
	—	—	—	—	—	62,755	657,045	—	—
	—	—	—	—	—	109,212	1,143,450	—	—
James R. Hazlett	—	—	—	—	—	6,667	69,803	—	—
	—	—	—	—	—	6,667	69,803	—	—
	—	—	—	—	—	20,000	209,400	—	—
Micah C. Foster	—	—	—	—	—	5,000	52,350	—	—

Option Exercises and Stock Vested in 2021

In the table below, we show certain information about (i) the number of shares of common stock acquired upon exercise of stock options by each of the named executive officers in 2021 and the value realized on exercise of the stock options and (ii) stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(1)
(a)	(b)	(c)	(d)	(e)
Stephen C. Taylor	—	$—	80,075	$744,316
James R. Hazlett	—	—	15,332	143,601

(1)    Excludes the following shares that vested (with values upon vesting) and were contributed to the Company's nonqualified deferred compensation plan as follows: Mr. Taylor - 23,428 shares for $220,208; and Mr. Hazlett - 1,333 shares for $12,983.

Nonqualified Deferred Compensation

We adopted a Deferred Compensation Plan in December 2015, which permits eligible employees, including our NEOs, and our Directors to annually elect to defer a portion of their salary, commissions, cash bonus, Director fees and/or stock awards they would otherwise have received when earned.  Under this plan, participants can defer up to 90% of their salary, commissions, cash bonus, Director fees and stock awards. Cash amounts deferred under the Deferred Compensation Plan are deemed invested in the investment funds selected by the participant with similar options as available under the Company’s 401(k) Plan. We have option to contribute but do not currently contribute to the Deferred Compensation Plan on behalf of its participants or match the deferrals made by participants.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred while in-service or upon separation of service. In either case, the payment will be in either a lump sum or in substantially equal annual installments. In-service installments cannot exceed five years, while installments elected to start upon separation of service cannot exceed ten years. If separation is due to a disability or a change in control, deferrals will be paid similar to deferrals paid upon separation of service, while deferrals related to death will be paid in a lump sum to the participant’s beneficiary. If a participant experiences an unforeseeable emergency during the deferral period, the participant may petition to receive a partial or full payout from the Deferred Compensation Plan. All distributions are made in cash, except for deferred stock awards which are settled in Company stock.

Deferred Compensation Table

Name	Beginning Aggregate Balance	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stephen C. Taylor	$2,573,055	$278,251	$—	$551,250	$—	$3,402,556
G. Larry Lawrence	157,550	—	—	18,651	(65,865)	110,336
James R. Hazlett	339,004	24,672	—	63,469	—	427,145

(1) All contributions were from salary, bonus and stock deferrals in 2021. The Company has made no contributions to the Deferred Compensation Plan.

Compensation of Directors
We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors.  In setting compensation for our Directors, we consider the substantial amount of time that Directors expend in fulfilling their duties to us and our shareholders, as well as the skill-sets required to fulfill these duties.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our non-employee Directors during the fiscal years ended December 31, 2021, 2020 and 2019:

Name	Year	Fees Earned Or Paid ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)
Leslie A. Beyer	2021	$66,250	$50,003	$—	$50,000	$—	$—	$166,253
	2020	27,500	12,499	—	25,000	—	—	64,999
	2019	—	—	—	—	—	—	—
David L. Bradshaw	2021	68,750	50,003	—	50,000	—	—	168,753
	2020	65,000	24,996	—	50,000	—	—	139,996
	2019	65,000	100,005	—	—	—	—	165,005
John Chisholm	2021	68,750	50,003	—	50,000	—	—	168,753
	2020	60,000	24,996	—	50,000	—	—	134,996
	2019	55,000	100,005	—	—	—	—	155,005
Charles G. Curtis	2021	—	—	—	—	—	—	—
	2020	32,500	24,996	—	—	—	—	57,496
	2019	60,000	100,005	—	—	—	—	160,005
William F. Hughes, Jr.	2021	16,250	—	—	—	—	—	16,250
	2020	65,000	24,996	—	50,000	—	—	139,996
	2019	65,000	100,005	—	—	—	—	165,005
Nigel J. Jenvey	2021	52,500	50,000	—	50,000	—	—	152,500
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—

(1)    Our non-employee Directors are paid a quarterly cash fee.  The cash fee payable to our non-employee Directors was $13,750 per quarter for 2021 and $12,500 per quarter for 2020 and 2019. In addition, the Chairman of the Audit Committee, David L. Bradshaw, the Chairman of the Compensation Committee, Leslie A. Beyer, the Chairman of the ESG and Personnel Development Committee, Nigel J. Jenvey and the Chairman of the Nominating Committee and Lead Director, John Chisholm, were entitled to an additional quarterly cash fee in the amount of $3,750.

(2)    On March 18, 2021, each of our non-employee Directors were granted 5,612 restricted shares at an issue price of $8.91 per share; on April 1, 2021, Mr. Jenvey was granted 5,291 restricted shares at an issue price of $9.45; on April 28, 2020, each of our non-employee Directors were granted 4,432 restricted shares at an issue price of $5.64 per share; on October 15, 2020, Ms. Beyer was granted 1,324 restricted shares at an issue price of $9.44; and on March 29, 2019, each of our non-employee Directors were granted 5,784 restricted shares/units at an issue price of $17.29 per share.

Cash Compensation Paid to Independent Directors

We pay our non-employee Directors a quarterly cash fee for their attendance at each meeting of our Board of Directors. The cash fee payable to our non-employee Directors for 2021 was $13,750 per quarter and $12,500 per quarter for 2020 and 2019. In addition, the Chairmen of the Audit, Compensation, ESG and Nominating Committees were entitled to an additional quarterly cash fee in the amount of $3,750.

For 2022, the Compensation recommended and the Board of Directors approved no changes to the current compensation structure of our Directors.

Equity Based Compensation Paid to Independent Directors

Our compensation policy for independent Directors is to grant an annual award of restricted shares based upon a review of equity award values paid by other public companies in the Company's peer group and the Company's market and financial performance in comparison to such peer group companies. For 2021, based upon the Company's performance compared to its peer group, the Compensation Committee recommended and the Board approved an equity award value of approximately $100,000 in restricted stock. However, because of the depressed nature of the energy industry and dilutive nature of the Company's stock at then current market prices, the Board determined to modify the award into a 50/50 split of stock and cash. In connection therewith, on March 18, 2021, each of our three independent Directors were granted the following:

•An award of $50,000 in cash (50% of the total) that vests one year from the date of grant; and

•An award of 5,612 shares of restricted stock, which was calculated by dividing $50,000 by the closing share price of $8.91 on that day. These awards of restricted stock vest one year from the date of grant and are subject to acceleration in certain events.

On April 1, 2021, William F. Hughes retired and resigned from his position as a member of the Board of Directors of the Company. In recognition of Mr. Hughes’ longstanding service, the Compensation Committee voted to accelerate the vesting of the following unvested shares, free of any further restrictions:

•3,989 restricted stock units

•443 restricted stock awards

On April 1, 2021, the Board appointed Nigel J. Jenvey as a Director of the Company. Consistent with the compensation of the other non-employee Directors, the Compensation Committee awarded Mr. Jenvey the following:

•An award of $50,000 in cash (50% of the total) that vests one year from the date of grant; and
•An award of 5,291 shares of restricted stock, which was calculated by dividing $50,000 by the closing share price of $9.45 on that day. These awards of restricted stock vest one year from the date of grant and are subject to acceleration in certain events.
On April 25, 2022, the Compensation Committee recommended and the Board approved the continuation of its annual equity award policy of $100,000 in value of restricted stock and cash, for 2022. In connection therewith, four independent Directors were granted the following:

•An award of $50,000 in cash (50% of the total) that vests one year from the date of grant; and
•An award of 4,212 shares of restricted stock, which was calculated by dividing $50,000 by a deemed share price of $11.87. These awards of restricted stock vest one year from the date of grant and are subject to acceleration in certain events.

Directors who are our employees do not receive any compensation for their services as Directors.

Other

All Directors are reimbursed for their expenses incurred in connection with attending meetings. We provide liability insurance for our Directors and officers. The cost of this coverage for 2021 was $221,723. We do not offer non-employee Directors travel accident insurance, life insurance, or a pension or retirement plan.

Compensation Agreements with Management

On May 17, 2022, the Company and Stephen C. Taylor, our President and Chief Executive Officer, terminated his Employment Agreement dated April 24, 2015, in connection with Mr. Taylor's retirement. The Company will be providing further information in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission regarding the terms of his retirement.

We do not have any written employment agreements with our other named executive officers.

Limitation on Directors’ and Officers’ Liability

Our Articles of Incorporation provide our Directors and Officers with certain limitations on liability to us or any of our shareholders for damages for breach of fiduciary duty as a Director or officer involving certain acts or omissions of any such Director or Officer.

This limitation on liability may have the effect of reducing the likelihood of derivative litigation against Directors and Officers, and may discourage or deter shareholders or management from bringing a lawsuit against Directors and Officers for breach of their duty of care even though such an action, if successful, might otherwise have benefited our shareholders and us.

Our Articles of Incorporation and bylaws provide certain indemnification privileges to our Directors, employees, agents and officers against liabilities incurred in legal proceedings.  Also, our Directors, employees, agents or officers who are successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, are entitled to receive indemnification against expenses, including attorneys’ fees, incurred in connection with the proceeding.

We are not aware of any pending litigation or proceeding involving any of our Directors, officers, employees or agents as to which indemnification is being or may be sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any of our Directors, officers, employees or agents.

Even though we maintain Directors’ and Officers’ liability insurance, the indemnification provisions contained in our Articles of Incorporation and bylaws remain in place.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

For purposes of the following tables, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person has the right to acquire within 60 days.

The following table indicates the beneficial ownership of our Common Stock as of May 18, 2022 by: (1) each of our Directors and nominees for election; (2) our Chief Executive Officer, principal accounting officer and our other named executive officers (as defined in Item 402(a) (3) of Regulation S-K) (together as a group, the "Named Executive Officers "); and (3) all of our current Directors, nominees and executive officers as a group, based on our records and data supplied by each of the current Directors, nominees and executive officers.

Schedule of Beneficial Ownership

Name of Beneficial Owner and Position	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Directors & Nominees Who Are Not Named Executive Officers

Leslie A. Beyer - Current Director	11,148	*
David L. Bradshaw - Current Director	36,256	*
John W. Chisholm - Director Nominee	13,004	*
Nigel J. Jenvey - Current Director	9,503	*

Named Executive Officers

Stephen C. Taylor - Chief Executive Officer and Current Director(2)	645,740	5.18%
James R. Hazlett - Vice President - Technical Services(3)	95,018	*
Micah C. Foster - Vice President and Chief Financial Officer	5,000	*
All Directors (and nominees) and executive officers as a group (7 persons)	815,669	6.54%

*    Less than one percent.

(1)     The number of shares listed includes all shares of common stock owned or indirectly owned by, which vest within 60 days of May 18, 2022, under outstanding restricted stock units. Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers. As of May 18, 2022, none of the shares of common stock owned by our officers and Directors had been pledged as collateral to secure repayment of loans.

(2)     Includes 130,563 shares of common stock held indirectly by a “rabbi trust” the receipt of which has been deferred by Mr. Taylor pursuant to the Company’s Nonqualified Deferred Compensation Plan.

(3)    Includes 19,000 shares of common stock held indirectly by a “rabbi trust” the receipt of which has been deferred by Mr. Hazlett pursuant to the Company’s Nonqualified Deferred Compensation Plan.

The following table sets forth information as of May 18, 2022 regarding the beneficial owners of more than five percent of the outstanding shares of our Common Stock. To our knowledge, there are no beneficial owners of more than five percent of the outstanding shares of our Common Stock as of May 18, 2022 other than those set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

FMR LLC(1)	1,315,540	10.54%
245 Summer Street
Boston, Massachusetts 02210

Dimensional Fund Advisors LP(2)	943,255	7.56
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas 78746

Mill Road Capital III, LP(3)	839,445	6.73%
382 Greenwich Avenue, Suite One
Greenwich, CT 06830

Franklin Mutual Advisors, LLC(4)	768,834	6.16%
101 John F. Kennedy Parkway
Short Hills, New Jersey 07078

AWM Investment Company, Inc.(5)	678,008	5.43%
c/o Special Situations Funds
527 Madison Avenue, Suite 2600
New York, New York 10022

(1)    As reported in Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on March 10, 2022. According to the filing, FMR LLC holds voting and/or investment power over the shares, but economic ownership is beneficially held by two investment companies. FMR LLC has sole dispositive and voting power over all of the shares reported in the table above.

(2)    As reported in Amendment No. 10 to Schedule 13G filed with the Securities and Exchange Commission on February 8, 2022. According to the filing, Dimensional Fund Advisors holds voting and/or investment power over the shares, but economic ownership is beneficially held by four investment companies. Dimensional Fund Advisors has sole dispositive power over all and sole voting power over 916,154 of the shares reported in the table above.

(3)    As reported in Schedule 13D filed with the Securities and Exchange Commission on January 4, 2021.

(4)    As reported in Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 2, 2022. According to the filing, Franklin Advisory Services, LLC is an indirect wholly owned subsidiary of Franklin Resources, Inc., and it holds investment power over all the securities and sole voting power over 732,020 of the shares reported in the table above. However, economic ownership is held by one or more open-end investment companies or other managed accounts that are investment management clients of Franklin Advisory Services, LLC or affiliated companies.
(5)     As reported in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2022. According to the filing, AWM Investment Company Inc. holds voting and/or investment power over the shares, but economic ownership is beneficially held by three investment companies. AWM Investment Company Inc. has sole dispositive and voting power over all of the shares reported in the table above.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, officers and persons who beneficially own more than 10% of our Common Stock to file certain reports of beneficial ownership with the Securities and Exchange Commission. These reports show the Directors’, officers’ and greater than 10% shareholders' ownership and the changes in ownership of our common stock and other equity securities. The SEC regulations also require that a copy of all such

Section 16(a) forms filed must be furnished to us by the person or entity filing the report. To the Company’s knowledge, during the fiscal year ended December 31, 2021, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

PROPOSAL 2 - CONSIDERATION OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), gives the shareholders the  right to endorse or not endorse the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules.  The proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on the Company's executive compensation.

At the Company's annual meeting of shareholders held in June 2017, our shareholders recommended that the advisory vote on the Say-on-Pay of our named executives in our proxy materials be submitted annually pursuant to the recommendation of our Board of Directors that the advisory vote be submitted annually. Thus we include the Say-on-Pay advisory vote in our proxy materials on an annual basis until the next shareholder vote on the frequency of Say-on-Pay or our Board of Directors otherwise determines that a different frequency of Say-on-Pay vote is in the best interests of the shareholders.

We are asking our shareholders to indicate whether or not they support the compensation program as described in this proxy statement.  This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the compensation policies, methodologies and practices described in this proxy statement.  Accordingly, we ask our stockholders to vote “FOR” the following resolution at our annual meeting:

“RESOLVED, that the shareholders approve the compensation of the Company's named executive officers, as disclosed in the compensation section, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation” of this proxy statement.”

The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of shareholders.  Our compensation philosophy is to provide an executive compensation program that:

•rewards performance and skills necessary to advance our objectives and further the interests of our shareholders;
•is fair and reasonable and appropriately applied to each executive officer;
•is competitive with compensation programs offered by our competitors; and
•is appropriately focused on achieving annual financial and operational goals through the Company's cash bonus plan and on maximizing stockholder value over the long term, through grants of restricted shares and stock options.

The Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation” of this proxy statement.

PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE 2019 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN BY 650,000 SHARES

Introduction

The New York Stock Exchange requires shareholder approval for the establishment or material amendment of any equity compensation arrangement, with limited exceptions. We are seeking the approval of our shareholders of an amendment to our 2019 Equity Incentive Plan (the “2019 Plan”) to increase the number of shares reserved under the 2019 Plan by 650,000 shares. Our Board has approved the amendment to the 2019 Plan and recommends the approval of the amendment by our stockholders.

The 2019 Plan was originally adopted by our stockholders on June 20, 2019 and, at that time, we initially reserved 500,000 shares of our common stock under the 2019 Plan. As of March 31, 2022, we have issued a total of 456,198 shares of common stock under the 2019 Plan, of which 165,854 continue to be subject to vesting requirements.

Our Board has reviewed the 2019 Plan and the lack of available shares thereunder and determined that the 2019 Plan requires additional shares to provide the flexibility with respect to stock-based compensation that our Board believes is necessary to establish appropriate long-term incentives to achieve our objectives. The amount of available shares under the 2019 Plan has been negatively impacted due to the COVID-19 pandemic shut down which precipitated material decline in the market values of equity securities of companies in the oil and gas industry, including service providers such as Natural Gas Services. These unanticipated and unavoidable stock price declines, which were beyond the control of companies in our industry, have had drastic effects on equity incentive plans because more shares have been required to cover the value of customary long-term incentive grants. Thus, our Board believes that it is advisable to increase the share limit in the 2019 Plan in order to attract and compensate employees, officers, directors and others upon whose judgment, initiative and effort we depend. The issuance of common shares and stock options to eligible participants is designed to align the interests of such participants with those of our stockholders.

Proposal 3 increases the number of shares of common stock that may be issued under the 2019 Plan by 650,000 shares, or approximately 5.17% of the 12,561,408 shares of common stock outstanding on April 14, 2022. The closing price of our common stock on April 14, 2022 was $13.54. The major features of the 2019 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2019 Plan, a copy of which is attached to this Proxy Statement as APPENDIX A.

If shareholders do not approve this proposal, the current share limit under the 2019 Plan, which has been nearly exhausted, will continue in effect.

Board Recommendation

Our Board recommends a vote “for” an amendment to our 2019 Stock Incentive Plan to increase the number of shares of common stock reserved under the plan by 650,000 shares.

Material Terms of the Plan

The following summary of the material terms of the 2019 Plan is qualified in its entirety by the full text of the 2019 Plan, a copy of which is attached to this Proxy Statement as Annex 1. You also may obtain a copy of the 2019 Plan, free of charge, by writing to the Company, Attention Alicia Dada, Investors Relations, 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705.

Effective Date; Duration of the 2019 Plan

The 2019 Plan became effective upon approval by the Company’s shareholders at our June 2019 annual meeting. Except with respect to awards then outstanding, unless sooner terminated, the 2019 Plan will expire on June 20, 2029 and no further awards may be granted after such date.

Plan Administration

The 2019 Plan is administered by the Committee or, in the Board’s discretion, by the Board. The Committee has the authority to, among other things, interpret the 2019 Plan, determine who will be granted awards under the 2019 Plan, prescribe the terms and conditions of each award, interpret, administer, reconcile any inconsistency in, correct any defect in and supply any omission in the 2019 Plan, and exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the 2019 Plan.

Eligibility

The Committee selects participants from among the key employees, consultants and directors of the Company and its affiliates. Only employees are eligible to receive incentive stock options.

Shares Available for Awards; Limits on Awards

The Company initially reserved an aggregate of 500,000 shares of common stock to be awarded under the 2019 Plan. If this proposal is approved by our shareholders at the Meeting, the aggregate shares that may awarded under the 2019 Plan will increase to 1,150,000 (the “Total Share Reserve”). We anticipate that, based on our recent historical awards, the amount of shares reserved would provide about 3 years of availability under the 2019 Plan, although since the number of shares granted under the 2019 Plan in any single year can fluctuate significantly due to fluctuations in the market price of our common stock. See “Overhang and Burn Rate” below for further information.

One of the requirements for the favorable tax treatment available to incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), is that the 2019 Plan must specify, and our stockholders must approve, the maximum number of shares available for issuance pursuant to incentive stock options. As a result, in order to provide flexibility, the 2019 Plan will provide that up to 575,000 of the Total Share Reserve may be issued pursuant to incentive stock options.

No non-employee director may be granted awards, during any fiscal year, with respect to shares of common stock that, together with any cash fees paid to the director during the fiscal year, have a total value that exceeds $250,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

If any outstanding award expires or is canceled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related, then the number of shares available under the 2019 Plan will be increased by the portion of the award that expired, or was canceled, forfeited or terminated.

Shares tendered in payment of the option exercise price or delivered or withheld by the Company to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will not again become available for future grants under the 2019 Plan.

Awards may be granted under the 2019 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines. The Committee will make appropriate adjustments to these limits to prevent dilution or enlargement of the rights of participants under the 2019 Plan (see “Adjustments upon Changes in Stock” below for further information).

Available Awards

Awards that may be granted under the 2019 Plan include stock options (including both incentive stock options (ISOs) and nonqualified stock options), stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance awards, and other stock-based awards. The terms of each award will be set forth in a written agreement.

Stock Options

A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a nonqualified stock option. ISOs and nonqualified stock options are taxed differently, as described under Federal Income Tax Treatment of Awards under the 2019 Plan. Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a ten percent shareholder, 110% of the fair market value) of a share of common stock on the grant date. Full payment of the exercise price must be made at the time of such exercise either in cash or bank check or in another manner approved by the Committee.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the grant date. SARs may be granted alone (”freestanding rights”) or in tandem with options (”related rights”).

Restricted Stock

A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the Committee. Restricted stock may be held by the Company in escrow or delivered to the participant pending the release of the restrictions. The participant generally has the rights and privileges of a shareholder as to such restricted stock during the restricted period, including the right to vote the restricted stock and the right to receive dividends

Restricted Stock Units

An RSU is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which are subject to certain restrictions for a period of time determined by the Committee. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Prior to settlement of an RSU award and the receipt of shares, the participant does not have any rights as a shareholder with respect to such shares. The Committee may grant RSUs with a deferral feature (deferred stock units or DSUs), whereby settlement of the RSU is deferred beyond the vesting date until a future payment date or event set out in the participant’s award agreement. The Committee has the discretion to credit RSUs or DSUs with dividend equivalents.

Performance Share Awards

A performance share award is an award of shares of common stock that are only earned if certain conditions are met. The Committee has the discretion to determine: the number of shares of common stock or stock-denominated units subject to a performance share award; the applicable performance period; the conditions that must be satisfied for a participant to earn an award; and the other terms, conditions and restrictions of the award.

The number of performance shares earned by a participant depends on the extent to which the performance goals established by the Committee are attained within the applicable performance period. No payout is made with respect to any performance share award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.

Other Equity-Based Awards

The Committee may grant other equity-based awards, either alone or in tandem with other awards, in amounts and subject to conditions as determined by the Committee as set out in an award agreement.

Vesting

The 2019 Plan allows for awards subject to either time-based vesting or performance-based vesting, or both. The Committee has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award. The Company’s practice over the last several years has been to grant restricted stock awards to its executive officers and independent directors, and stock options to selected non-executive employees. Restricted Stock awards to our (i) executive officers have been subject to time-based vesting in equal one-third installments over a three year period from the grant date and (ii) independent directors have been subject to time-based vesting in equal quarterly installments beginning in the year following the year in which they are granted. Stock options granted to our non-executive employees typically vest in equal one-third installments over a three year period. Past vesting requirements may not be indicative of future vesting requirements set by the Committee, which may be less or more onerous than in prior years.
Adjustments upon Changes in Stock

In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the 2019 Plan and any award agreements, the exercise price of options and SARs, the maximum number of shares of common stock subject to all awards will be equitably adjusted or substituted, as to the number, price or kind of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.

Unless the Committee specifically determines that such adjustment is in the best interests of the Company or its affiliates, the Committee will, in the case of ISOs, ensure that any adjustments made will not constitute a modification, extension or renewal of the ISO within the meaning of Code Section 424(h)(3) and in the case of non-qualified stock options, ensure that any adjustments will not constitute a modification of such non-qualified stock options within the meaning of Code Section 409A. Any adjustments will be made in a manner which does not adversely affect the exemption provided under Rule 16b-3 under the Exchange Act. The Company will give participants notice of any adjustment.

Change in Control

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service without cause or for good reason during the 18-month period following a change in control, the vesting of all awards will fully accelerate and all outstanding options and SARs will become immediately exercisable as of the date of the participant’s termination of service.

In the case of performance awards, in the event of a participant’s termination of service without cause or for good reason, in either case, within 18 months following a change in control, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the participant’s termination of service.

In the event of a change in control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders the value of the awards based upon the price per share of common stock received or to be received by other shareholders of the Company in the event. In the case of any option or SAR with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Committee may cancel the option or SAR without the payment of any consideration.

A change in control is defined as (a) the acquisition by one person or more than one person acting as a group, of Company stock representing more than 50% of the total fair market value or total voting power of the Company’s stock; (b) a merger, consolidation or other reorganization in which the Company is not the surviving entity unless the Company’s shareholders immediately prior to the merger, consolidation or other reorganization maintain at least 50% of the voting power; (c) a majority of the incumbent members of the Board are replaced by directors whose appointment or election is not endorsed by at least two-thirds of the Board; or (d) the acquisition by one person or more than one person acting as a group, of all or substantially all of the Company’s assets.

Amendment or Termination of the 2019 Plan

The Board may amend or terminate the 2019 Plan. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable laws. The 2019 Plan shall terminate on June 20, 2029, unless previously terminated by the Board.

Amendment of Awards

The Committee may amend the terms of any one or more awards. However, the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any award unless the Company requests the consent of the participant and the participant consents in writing.

Clawback and Recoupment

The Company may cancel any award or require the participant to reimburse any previously paid compensation provided under the 2019 Plan or an award agreement in accordance with the Company’s clawback policy.

Federal Income Tax Consequences of Awards

The following is a summary of the U.S. federal income tax consequences of awards granted under the 2019 Plan. This summary is based on U.S. federal income tax laws and regulations in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax laws. This summary is not intended to be exhaustive and does not constitute legal or tax advice. This summary does not address municipal, state or foreign income tax consequences of awards, or federal employment taxes.

Nonqualified Stock Options

The grant of a nonqualified stock option will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

Incentive Stock Options (ISOs)

The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if at the time of exercise the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than 90 days before the date of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum tax liability for the year the shares are sold.

If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise then on the sale of the shares any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss.
If these holding requirements are not met, then the participant will generally recognize ordinary income at the time the shares are sold in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

The grant of a SAR will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.

Restricted Stock and Performance Shares

Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock or performance shares awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.

If the participant makes an election under Code Section 83(b) within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.

RSUs and PSUs

The grant of an RSU or Performance Share Units will not result in taxable income to the participant. When the RSU or PSU is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.

Section 409A

Code Section 409A imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Code Section 409A, while others are exempt. If an award is subject to Code Section 409A and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The 2019 Plan and awards granted under the 2019 Plan are intended to be exempt from or conform to the requirements of Code Section 409A.

Section 162(m) and the Company’s Deduction

Generally, whenever a participant recognizes ordinary income under the 2019 Plan, a corresponding deduction is available to the Company provided that the Company complies with certain reporting requirements. However, under Code Section 162(m), the Company will be denied a deduction for compensation paid to certain senior executives that exceeds $1,000,000.

The foregoing is only a summary of the current effect of certain U.S. federal income taxation upon the participant and us with respect to the grant and exercise of awards or compensation granted under the Amended Plan. Participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

Equity Compensation Plan Information

The following table provides information related to our Voting Common Stock which may be issued under our two existing equity compensation plans as of March 31, 2022, including the 2019 Plan:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
PLAN CATEGORY	(a)		(b)		(c)
Equity compensation plans approved by security holders:(1)	355,688	(2)	$21.59	(3)	402,138
Equity compensation plans not approved by security holders:	—		—		—
Total	355,688		$21.59	(3)	402,138

(1)    We have two equity incentive plans approved by our shareholders: (a) our legacy 1998 Stock Option Plan, as amended and restated, which is of limited nature as only stock options may be granted under that plan and (b) the 2019 Plan, which is described above.

(2)    Of this total (i) 189,834 shares represents the number of shares of common stock underlying outstanding stock options and (ii) 165,854 shares represent underlying outstanding time-vested restricted stock and restricted stock unit ("RSU") awards to our executive officers and independent directors and assumes a 100% issuance related to the RSUs.

(3)    The outstanding restricted stock and RSU awards do not have an exercise price.

Overhang and Burn Rate.

As of March 31, 2022, 189,834 shares of the Company’s common stock were subject to outstanding stock options at a weighted average exercise price of $21.59 granted under our 1998 Stock Option Plan, as amended and restated. In addition, our 1998 Stock Option Plan, as amended and restated, has an additional 355,003 shares reserved for potential issuance pursuant to future awards that may be granted during the remaining term of that plan.

As of March 31, 2022, we have issued a total of 456,198 shares of common stock under the 2019 Plan, of which 165,854 continue to be subject to vesting requirements and 47,135 remain reserved for subsequent issuance. The total of these 212,989 shares represents 1.7% of our shares outstanding. We believe this "overhang" is reasonable compared to that of our peers.

“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2019 Plan in each of the last three calendar years, and to date (as of March 31, 2022), are as follows:

● 199,810 shares in 2019 (which was 1.5% of the number of shares of the Company’s common stock issued and outstanding at the end of 2019);

● 123,185 shares in 2020 (which was 0.9% of the number of shares of the Company’s common stock issued and outstanding at the end of 2020);

● 156,339 shares in 2021 (which was 1.2% of the number of shares of the Company’s common stock issued and outstanding at the end of 2021);

● No shares in 2022, although we intend to grant restricted stock awards totaling 92,879 shares if this proposal is approved by our shareholders at the Annual Meeting (see "New Plan Benefits" below);

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2019 Plan per year over the last three fiscal years (2019, 2020 and 2021) has been, on average, 1.3% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year.

We anticipate that the Total Share Reserve will provide us with flexibility to continue to grant equity awards under the 2019 Plan through approximately the end of 2025. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

New Plan Benefits

The following table sets forth the number of shares of common stock underlying awards that will be issued to the officers listed below under the 2019 Plan if this proposal to increase the reserved shares under the plan is approved by our shareholders at the Meeting.

Name and Position	Dollar Value ($)	Number of Restricted Stock Shares/Units(1)
Stephen C. Taylor, CEO	$722,160	60,839
Micah C. Foster, CFO	196,300	16,537
James R. Hazlett, VP - Technical Services	184,025	15,503
Executive Group (three persons)	$1,102,485	92,879
(1)    The awards vest in annual one-third increments. If this proposal is not approved by our shareholders at the Meeting, the awards will be paid in cash as they vest to the extent the reserved shares under the 2019 Plan have been exhausted.

Except as set forth above, additional awards under the 2019 Plan are subject to the discretion of the Compensation Committee, and no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the 2019 Plan. Therefore, it is not possible to determine the future benefits that will be received by participants.

Required Vote

Approval of this Proposal #3 requires a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

Board Recommendation

The Board recommends that the shareholders vote ‘FOR” the approval of the amendment to the 2019 Plan to increase the number of shares reserved for issuance under the plan by 650,000 shares of common stock.

REPORT OF THE AUDIT COMMITTEE

The primary function of the Audit Committee of Natural Gas Services Group, Inc. is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. The Committee acts under a charter, which can be found on the Company’s website at www.ngsgi.com. The adequacy of the charter is reviewed at least annually. The Chairman and all members of the Audit Committee are independent directors within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

The Committee met eight (8) times in 2021. In these meetings, as discussed in more detail below, it had extensive reports and discussions with the independent auditors, internal accounting professionals, and members of management.

In performing its oversight function, the Committee reviewed and discussed the consolidated financial statements with management and Moss Adams LLP (“Moss Adams”), the Company’s independent auditors. Management indicated, and Moss Adams' audit opinion stated, that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Committee discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. It also discussed with Moss Adams matters covered by Public Company Accounting Oversight Board (“PCAOB”) standards, including PCAOB AS 1301 Communication with Audit Committees. In addition, the Committee reviewed and discussed management’s report on internal control over financial reporting, which confirmed the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee also discussed with Moss Adams its independence from the Company and management, including the communications Moss Adams is required to provide under applicable PCAOB rules. The Committee considered any non-audit services provided or proposed by Moss Adams to the Company, and concluded that the auditors’ independence has been maintained. In the year ended December 31, 2021 and up until the filing of this Proxy statement, Moss Adams had not provided any material non-audit services to the Company.

The Audit Committee discussed with the Company’s internal accounting professionals and Moss Adams the overall scope and plans for the audit and met periodically with Moss Adams, both with and without management present. Discussions included the results of their reviews and examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee met with the Company’s management to discuss the comprehensive risk management and compliance processes of the Company, and reviewed other topics of interest.

Based on the reviews and discussions referred to above, in reliance on management and the opinion Moss Adams included in its report on the financial statements, and subject to the limitations of its role described below, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the U.S. Securities and Exchange Commission.

In carrying out its responsibilities, the Audit Committee looks to management and the independent auditors. Management is responsible for the preparation and fair presentation of the Corporation’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements, and expressing an opinion as to whether the statements are fairly stated, in all material respects, in conformity with generally accepted accounting principles. The independent auditors perform their responsibilities in accordance with the standards of the PCAOB. Audit Committee members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Act of 1933 in either of those fields or in auditor independence.

Shareholders approved the appointment of Moss Adams as the Company’s independent auditors at the annual meeting of the Company held on June 17, 2021. The Audit Committee appointed Moss Adams to audit the Company’s financial statements for 2022, subject to shareholder ratification of the appointment.

The Committee, along with the other members of the Board, management, and the Company’s internal accounting professionals annually evaluates Moss Adams qualifications, performance, and independence, including the performance of the lead audit partner, in deciding whether or not to retain Moss Adams. That evaluation includes consideration of: (1) Moss Adams’ quality control; (2) All relationships between Moss Adams and the Company covered by the PCAOB; (3) Moss

Adams’ expertise and experience in the oil and gas industry with specific attention to the oilfield services and compression sectors; and (4) The quality of Moss Adams’ audit plans.

The Committee believes that Moss Adams’ role as the Company’s independent registered public accounting firm is appropriate given their experience and expertise with middle market public companies in the oilfield service industry and their knowledge of the Company’s business, as well as the effectiveness of their audit plans. Based on the Audit Committee’s evaluation of Moss Adams’ qualifications, performance, and independence, as well as regular meetings with the lead partner, the Audit Committee believes that the continued retention of Moss Adams as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders.

     Respectfully submitted by the Audit Committee,

     David L. Bradshaw, Chairman
     Leslie A. Beyer
     Nigel J. Jenvey

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We are asking the shareholders to ratify the Audit Committee’s appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Moss Adams LLP is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. Shareholder ratification of the appointment is not required under the laws of the State of Colorado, but the Board believes it is important to allow shareholders to vote on the proposal. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our shareholders.

Moss Adams LLP representatives are expected to attend the 2022 Annual Meeting in person or via video conference. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

The Board of Directors recommends that the shareholders vote “FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Principal Accountant Fees

Our Principal Accountant for the fiscal years ended December 31, 2021 and 2020, was Moss Adams.

Audit Fees

The aggregate fees billed for professional services rendered by Moss Adams for the audit of our consolidated financial statements for the years ended December 31, 2021 and 2020, and the review of the financial statements on Forms 10-Q for the quarters in such years were approximately $242,250 and $257,575, respectively.

Audit Related Fees

During the years ended December 31, 2021 and 2020, there were no audit related fees.

Tax Fees

We were not billed by nor was there any tax work performed by Moss Adams during the years ended December 31, 2021 and 2020.

All Other Fees

No other fees were billed by Moss Adams during our fiscal years ended December 31, 2021 and 2020, other than as described above.

Audit Committee Pre-Approval Policies and Procedures

As of the date of this proxy statement, our Audit Committee has not established general pre-approval policies and as of December 31, 2021, our Audit Committee had not established pre-approval policies and procedures for the engagement of our principal accountant to render audit or non-audit services. However, in accordance with Section 10A(i) of the Exchange Act, our Audit Committee, as a whole, approves the engagement of our principal accountant prior to the accountant rendering audit or non-audit services.

Certain rules of the Securities and Exchange Commission provide that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, subject, however, to a de minimis exception contained in the rules. The Audit Committee pre-approved all services provided by Moss Adams in 2021 and the de minimis exception was not used.

SHAREHOLDER PROPOSALS

Under SEC Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 20222 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 by January 25, 2023 unless the date of our 2023 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2022 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2022 Annual Meeting of Shareholders. The proposal should be sent to the attention of the Corporate Secretary of Natural Gas Services Group, Inc. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for stockholder proposals.

In addition, pursuant to our Bylaws, a stockholder who intends to nominate a candidate for election to the Board or to propose other business for consideration at the 2023 Annual Meeting of Stockholders must deliver to the Company notice and certain information concerning themselves and their shareholder proposal or director nomination not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “annual meeting anniversary date”); provided, however, that, if the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the annual meeting anniversary date, notice must be delivered to us not later than the close of business on the later of the 120th day prior to the scheduled date of such annual meeting and not later than the latest of (i) the 90th day prior to such annual meeting, or (ii) the 10th day after public disclosure of the date of such annual meeting.

Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than February 16, 2023, and no later than March 20, 2023 Such notice should be addressed to: Natural Gas Services Group, Inc., Corporate Secretary, at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705.

With respect to special meetings of the shareholders, the business that may be brought at the meeting will be limited to that stated in the Company's notice of meeting. In the event we call a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified our notice of meeting, if such shareholder delivers a notice that complies with the requirements of our Bylaws to the secretary of the Company at its principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the first date of public disclosure of the date of the special meeting and of the nominees proposed by the Board.

These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because of our relatively small size, to date we have not developed formal processes by which shareholders or other interested parties may communicate directly with Directors. Until formal procedures are developed and posted on our website (www.ngsgi.com), any communication to one or more members of our Board of Directors may be made by sending them in care of Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705.  Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.” All such communications will be forwarded to the intended recipients.

OTHER MATTERS

Our Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the person’s named in the enclosed proxy card will vote such proxy according to their judgment on such matters.

New York Stock Exchange Certification. We listed our common stock on the New York Stock Exchange in October 2008. The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on July 22, 2019, in connection with our listing on the exchange. The certifications of our Chief Executive Officer and principal accounting officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended December 31, 2021, were submitted to the SEC on March 18, 2022, with our Annual Report on Form 10-K.

You may obtain our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, without charge upon written request to John W. Chisholm, Interim President, at Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705. In addition, the exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, may be obtained by any shareholder upon written request to Mr. Chisholm.

In addition, we use our website as a channel of distribution for company information. We make available free of charge on the Investor Relations section of our website (www.ngsgi.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We also make available through our website other reports filed with or furnished to the SEC under the Securities Exchange Act of 1934, as amended, including our proxy statements and reports filed by officers and Directors under Section 16(a) of the Exchange Act, as well as our Code of Business Ethics and the charters to our various Committees of our Board of Directors.  We do not intend for information contained in our website to be part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

May 18, 2022	/s/ John W. Chisholm
Midland, Texas	John W. Chisholm Interim President, Chief Executive Officer and Director

NATURAL GAS SERVICES GROUP, INC.
404 VETERANS AIRPARK LN, SUITE 300
MIDLAND, TX 79705

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information, up until 11:59 P.M. Eastern Time, June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions and for electronic delivery, of information, up until 11:59 P.M. Eastern Time, June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Director (for a term expiring in 2025)	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01. John W. Chisholm

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 To consider an advisory vote on the executive compensation for our named executive officers.	☐	☐	☐
3 To approve an amendment to the 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance to 650,000 shares.	☐	☐	☐

The Board of Directors does not have a recommendation for voting on the following proposal:

	For	Against	Abstain
4 Ratification of Moss Adams LLP as the registered accounting firm for the fiscal year 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K/Annual Report Combo is available at www.proxyvote.com

NATURAL GAS SERVICES GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS JUNE 16, 2022.

The shareholder(s) hereby appoint(s) Stephen C. Taylor and Micah C. Foster, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NATURAL GAS SERVICES GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, CDT on June 16, 2022 at Natural Gas Services Group, Inc. 404 Veterans Airpark Lane, Suite 300 Midland, TX 79705, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS and FOR ITEMS 2, 3 and 4. IF ANY OTHER MATTER PROPERLY COMES BEFORE THE MEETING, THE PERSONS NAMED IN THE PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side